UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule §240.14a-12

LIFETIME BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of 2017 Annual Meeting and Proxy Statement June 22, 2017 Garden City, New York

MESSAGE FROM THE CHAIRMAN AND CEO

Dear Fellow Stockholder:

I invite you to attend our Annual Meeting of Stockholders on Thursday, June 22, 2017 at 10:30 a.m. Eastern Time, at our office, located at 1000 Stewart Avenue, Garden City, New York 11530.

At the Annual Meeting, you will be asked to elect a board of ten directors; to cast a vote to ratify the appointment of our independent registered public accounting firm; to approve the compensation of the Company’s named executive officers; to approve the frequency with which stockholders are provided an advisory vote on executive compensation; to approve an amendment and restatement of the Company’s 2000 Incentive Bonus Compensation Plan and to approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan. We will also be sharing with you recent news about the Company, and you will be given the opportunity to ask questions and express your opinions about Lifetime Brands, not to mention that you also will be able to see many of the outstanding, innovative products and brands that we proudly feature in our portfolio of kitchenware, tableware and other products.

Please visit our website, www.lifetimebrands.com, where you will find our Proxy Statement and our Annual Report for the fiscal year ended December 31, 2016.

On behalf of our directors and our management team, I thank you for your continued support of Lifetime Brands.

Best regards,

/s/ Jeffrey Siegel
Jeffrey Siegel
Chairman of the Board of Directors
Chief Executive Officer
May 1, 2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 22, 2017, 10:30 a.m. Eastern Time

1000 Stewart Avenue, Garden City, New York 11530

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Thursday, June 22, 2017 at 10:30 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:

(1)

To elect to the board of directors the ten persons named in the accompanying Proxy Statement, each to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017;

(3)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

(4)	To approve, on a non-binding advisory basis, the frequency with which stockholders are provided an advisory vote on executive compensation;

(5)	To approve an amendment and restatement of the Company’s 2000 Incentive Bonus Compensation Plan;

(6)	To approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan; and

(7)	To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 28, 2017 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Sara Shindel
Sara Shindel
Secretary
Garden City, New York
May 1, 2017

PROXY SUMMARY

VOTING MATTERS & BOARD RECOMMENDATIONS

Proposal No.	Proposal	Board Recommends
1	To elect a board of directors consisting of ten directors named in this proxy statement to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	FOR each nominee

2	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017	FOR

3	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers	FOR

4	To approve, on a non-binding advisory basis, the frequency with which stockholders are provided an advisory vote on executive compensation	FOR the option of a three year frequency

5	To approve an amendment and restatement of the Company’s 2000 Incentive Bonus Compensation Plan	FOR

6	To approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan	FOR

BOARD NOMINEES AND COMMITTEE ASSIGNMENTS

There are 10 Director nominees for election at our 2017 Annual Meeting, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees were elected to the board of directors (the “Board”) at the last Annual Meeting and are currently serving as Directors of the Company.

Name	Age	Main Occupation	Joined Board	Committee Assignment
Jeffrey Siegel	74	Chairman/CEO, Lifetime Brands, Inc.	1967	SP

Ronald Shiftan	72	Vice Chairman/COO, Lifetime Brands, Inc.	1984

Michael J. Jeary	70	Retired advertising executive	2005	Nom/Gov, SP (Chair), Comp

John Koegel*	65	Principal, Jo-Tan, LLC	2008	Nom/Gov (Chair), SP, Comp

Craig Phillips	66	Retired, Senior VP - Distribution[1], Lifetime Brands, Inc.	1974

Cherrie Nanninga	68	Partner, Real Estate Solutions Group	2003	Nom/Gov, Audit, Comp (Chair)

Dennis E. Reaves	74	Consultant	2013	Nom/Gov, SP

Michael J. Regan	75	Retired Certified Public Accountant	2012	Nom/Gov, Audit

Sara Genster Robling	60	Principal, Robling Advisors, LLC	2016	Nom/Gov, SP

William U. Westerfield	85	Retired Certified Public Accountant	2004	Nom/Gov, Audit (Chair)

Abbreviations: Nom/Gov = Nominating/Governance Committee; Audit = Audit Committee; SP = Strategic Planning Committee; Comp = Compensation Committee

* Lead Independent Director

1 Mr. Phillips retired and resigned as Senior Vice-President – Distribution, effective January 2, 2015.

CORPORATE GOVERNANCE PRACTICES

Our corporate governance practices include the following best practices:

●	a majority vote director resignation policy,
●	a lead independent director on our Board,
●	the annual election of directors,
●	a compensation philosophy for named executive officers aligning compensation with short-term and long-term performance, including drivers of stockholder value,
●	stock ownership guidelines for directors,
●	stock ownership guidelines for our executive officers,
●	stockholders can take action by written consent,
●	stock ownership anti-hedging provisions,
●	stockholders have the right to remove directors with or without cause, and
●	our strong corporate citizenship, including our donation practices, our partnership with organizations such as WhyHunger and our avoidance of the use of conflict minerals.

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 22, 2017

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”, “us” or “we”), for use at our Annual Meeting of Stockholders (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on April 28, 2017 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying proxy shall be mailed to stockholders on or about May 8, 2017.

THE MEETING

On April 28, 2017, there were 14,575,748 shares of the Company’s common stock, $0.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Meeting.

All shares of common stock represented by properly executed proxies or voting instruction forms will be voted at the Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR Proposal 1 – the election of each nominee named under Election of Directors, FOR Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017, FOR Proposal 3 – the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, FOR Proposal 4 – the approval, on a non-binding advisory basis, of the frequency with which stockholders are provided an advisory vote on executive compensation, FOR Proposal 5 – to approve an amendment and restatement of the Company’s 2000 Bonus Plan (including the material terms of the performance goals which have been and may continue to be utilized under the Company’s 2000 Bonus Plan) so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Internal Revenue Code and FOR Proposal 6- to approve an amendment and restatement of the Amended and Restated 2000 Long-Term Incentive Plan. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of our outstanding shares of common stock present at the Meeting, in person or by proxy, and entitled to vote shall constitute a quorum. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Assuming a quorum is present, (1) directors shall be elected by a plurality of the votes cast in the election of directors, (2) the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, (3) the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote is necessary to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, (4) the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote is necessary to approve, on a non-binding advisory basis, the frequency with which stockholders are provided an advisory vote on executive compensation, (5) the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote is necessary to approve an amendment and restatement of the Company’s 2000 Bonus Plan (including the material terms of the performance goals which have been and may continue to be utilized under the Company’s 2000 Bonus Plan) so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code and (6) the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote is necessary to approve an amendment and restatement of our Amended and Restated 2000 Long-Term Incentive Plan.

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. The ten nominees receiving the most “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than ten directors and stockholders may not cumulate votes for the election of any directors.

With respect to Proposals 2, 3, 5 and 6, you may vote for, against or abstain from voting on any of these proposals.

With respect to Proposal 4, you may vote for a voting frequency of every year, for every two years, for every three years, or abstain from voting.

If a stockholder, present in person or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on either Proposal 2, 3, 5 and 6 has the same legal effect as a vote “against” the matter.

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Meeting. New York Stock Exchange (“NYSE”) rules prohibit brokers from voting on Proposals 1, 3, 4, 5 and 6 without receiving instructions from the beneficial owner of the shares. Brokers may vote on Proposal 2 absent instructions from the beneficial owner.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting, but, in the absence of instructions, shares subject to such broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum.

In determining whether a proposal has received the requisite number of votes, broker non-votes will have no effect on the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) and will have no effect on the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote (Proposals 3, 4, 5 and 6).

HOW TO VOTE

You may vote your shares by one of the following methods:

INTERNET: To vote your shares by Internet, please visit the website listed on your proxy card or voting instruction form and follow the on-screen instructions. If you vote by Internet, you do not need to mail your proxy card.

TELEPHONE: To vote your shares by telephone, please follow the instructions on your proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card.

MAIL: To vote your shares by mail, please follow the instructions on your proxy card or voting instruction form. Please be sure to sign and date your completed proxy card before mailing. If you do not sign your proxy card, your votes cannot be counted. Please mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

IN PERSON: You may also attend the Annual Meeting and vote in person. Please bring photo identification. If you own your stock in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain and bring to the meeting a legal proxy from the bank or the brokerage firm holding your shares.

MAJORITY VOTING GOVERNANCE PRINCIPLE

Although our Bylaws provide for a plurality voting standard for the election of directors, our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested elections. For this purpose, a “majority of votes cast” means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Accordingly, subsequent to the election of directors at the Annual Meeting, any elected director who is not elected by an affirmative vote of a majority of the votes cast at the Annual Meeting shall submit his or her resignation to our Board. Upon receipt by our Board of such resignation, our Board shall, in its sole judgment and discretion, within 90 days from the submission of such director’s resignation as a director of the Company, determine whether to accept or reject such director’s resignation. If our Board rejects such director’s resignation as a director of the Company, then we shall prepare and file a Form 8-K to explain our Board’s rationale for its rejection of such director’s resignation.

PROXY SOLICITATION

We will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, a proxy solicitation firm, at an estimated cost of $7,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Morrow Sodali LLC may solicit votes personally or by telephone, mail or electronic means. In addition, Morrow Sodali LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at our request. In addition to the solicitation of proxies by the use of mail, our officers and other employees may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. We will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 28, 2017 (except where otherwise noted) based on a review of information filed with the SEC and our records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all our directors and executive officers as a group.

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned*
DIRECTORS AND NAMED EXECUTIVE OFFICERS (1)
Jeffrey Siegel	1,429,836 (2)	9.53%
Craig Phillips	691,160 (3)	4.74
Daniel Siegel	401,657 (4)	2.74
Ronald Shiftan	378,970 (5)	2.56
Laurence Winoker	180,896 (6)	1.23
Michael J. Jeary	68,442 (7)	†
Cherrie Nanninga	47,942 (8)	†
William U. Westerfield	38,124 (9)	†
John Koegel	29,927	†
Michael J. Regan	16,976	†
Dennis E. Reaves	11,400	†
Sara Genster Robling	4,861	†
All directors and executive officers as a group (12 persons)	3,300,191	21.25

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	1,892,023 (10)	12.98
Mill Road Capital II, L.P. 382 Greenwich Avenue, Suite One Greenwich, Connecticut 06830	1,628,203 (11)	11.17
Wellington Trust Company, NA c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	1,255,779 (12)	8.62
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	1,212,232 (13)	8.32
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	783,492 (14)	5.38

Notes:

*                Calculated on the basis of 14,575,748 shares of common stock outstanding on April 28, 2017. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and other rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

†	Less than 1%.

(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.

(2)

Consists of: (i) 997,826 shares owned directly by Mr. Jeffrey Siegel, (ii) 1,010 shares owned by Mr. Siegel’s wife, and (iii) 431,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(3)	Consists of: (i) 662,882 shares owned directly by Mr. Phillips and (ii) 28,278 shares held in an irrevocable trust for the benefit of Mr. Phillips.

(4)

Consists of: (i) 328,157 shares owned directly by Mr. Daniel Siegel, (ii) 1,500 shares owned by Mr. Siegel’s wife, (iii) 3,000 shares held as Uniform Transfer to Minors Act Custodian for children, (iv) 6,000 shares held in an irrevocable trust for the benefit of Katherine and Juliana Wells, and (v) 63,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(5)	Consists of: (i) 129,303 shares owned directly by Mr. Shiftan and (ii) 249,667 shares issuable upon the exercise of options which are exercisable within 60 days.

(6)	Consists of: (i) 21,896 shares owned directly by Mr. Winoker and (ii) 159,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(7)	Consists of: (i) 43,442 shares owned directly by Mr. Jeary and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(8)	Consists of: (i) 22,942 shares owned directly by Ms. Nanninga and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(9)	Consists of: (i) 3,187 shares owned directly by Mr. Westerfield and (ii) 34,937 shares held in a revocable trust for the benefit of Mr. Westerfield’s wife.

(10)

Based solely on Amendment No. 2 to the Schedule 13G filed with the SEC on February 9, 2017. Represents shares owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP (“Wellington Management”). Accordingly, Wellington Management may be deemed to have shared voting power with respect to 1,438,605 shares and shared dispositive power with respect to 1,892,023 shares.

(11)

Based solely on Amendment No. 6 to the Schedule 13D filed with the SEC on March 14, 2017. Represents shares owned by Mill Road Capital II, L.P. (“MR Capital Fund”). MR Capital Fund directly holds, and thus has sole voting and dispositive power over, 1,628,203 shares. Mill Road Capital II GP LLC (“MR Capital GP”), as sole general partner of MR Capital Fund, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the shares held on behalf of MR Capital Fund, and each of Thomas E. Lynch and Scott P. Scharfman has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of MR Capital GP. Accordingly, each of MR Capital GP, MR Capital Fund, Mr. Lynch and Mr. Scharfman (collectively, the “MR Reporting Persons”) beneficially owns 1,628,203 shares of common stock, and the MR Reporting Persons beneficially own, in the aggregate, 1,628,203 shares of common stock.

(12)

Based solely on Amendment No. 2 to the Schedule 13G filed with the SEC on February 9, 2017, Wellington Trust Company, NA (“Wellington Trust”), in its capacity as an investment adviser, may be deemed to beneficially own 1,255,779 shares which are held of record by clients of Wellington Trust.

(13)

Based solely on Amendment No. 7 to the Schedule 13G filed with the SEC on February 9, 2017. Represents shares of our common stock owned of record by clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, in its capacity as an investment adviser, has shared voting power with respect to 1,175,852 shares and shared dispositive power with respect to 1,212,232 shares. As stated in Amendment No. 7 to the Schedule 13G filed with the SEC on February 9, 2017, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.

(14)

Based solely on the Schedule 13G filed with the SEC on January 30, 2017, BlackRock, Inc., as a parent holding company of (i) BlackRock Advisors, LLC, (ii) BlackRock Financial Management, Inc., (iii) BlackRock Fund Advisors, (iv) BlackRock Institutional Trust Company, N.A., and (v) BlackRock Investment Management, LLC, may be deemed to have sole voting power with respect to 774,346 shares and sole dispositive power with respect to 783,492 shares.

Proposal No. 1

ELECTION OF DIRECTORS

A board of ten directors is to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. The following nominees have been recommended by the Board. Each of the nominees is one of our current directors. It is the intention of the persons named as proxies in the enclosed proxy to vote the shares covered thereby FOR the election of the ten persons named below, unless the proxy contains contrary instructions:

Director Nominees

Jeffrey Siegel is Chairman of our Board and our Chief Executive Officer. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of President from December 1999 to 2013 and the position of Chief Executive Officer since December 2000. Mr. Siegel also is a director of Grupo Vasconia, S.A.B. (“Vasconia”), a manufacturer and distributor of industrial aluminum products, aluminum disks, cookware and related items in Mexico, in which we have approximately a 30% equity ownership. Mr. Siegel has been a director of Vasconia since 2007. Shares of Vasconia’s capital stock are traded on the Bolsa Mexicana de Valores, the Mexican Stock Exchange. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967. Mr. Siegel is a cousin of Craig Phillips and the father of Daniel Siegel.

Ronald Shiftan is Vice Chairman of our Board and our Chief Operating Officer. He was elected Vice Chairman in November 2004 and appointed Chief Operating Officer in June 2005. Mr. Shiftan has been one of our directors since 1984 and is a director of Vasconia, since 2007. Mr. Shiftan was a director of GS Internacional S/A (“GSI”), a wholesale distributor of branded housewares products in Brazil, from 2011 to 2016 when the Company sold its 40% equity ownership in GSI.

Craig Phillips held the position of Senior Vice-President – Distribution from July 2003 to January 2015, when he retired from the Company. Previously, Mr. Phillips held the position of Vice-President – Manufacturing from 1974 to 2003. Mr. Phillips, a cousin of Jeffrey Siegel, has been one of our directors since 1974.

Michael J. Jeary is a retired advertising executive. From 2009 to 2016, Mr. Jeary was President of Laughlin Constable, an advertising agency with offices in Milwaukee, Chicago and New York. Prior to that, from 2006 to July 2009, Mr. Jeary was President and CEO of Partners + Jeary, a New York-based advertising agency. Mr. Jeary serves on the Advisory Board for Denihan Hospitality Group, a privately-held hotel management and development company, since 2016.

John Koegel has been a principal of Jo-Tan, LLC, a retail consulting company, since 2006. From February 2010 to October 2011, Mr. Koegel was a member of the Board and Lead Director of Game Trading Technologies, Inc., a publicly held provider of trading solutions for video game retailers, publishers, rental companies and consumers.

Cherrie Nanninga has been a partner of Real Estate Solutions Group, LLC since May 2014 and, prior to that, was the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

Dennis E. Reaves was formerly Senior Vice President and General Merchandise Manager (from 1998 to 2002) of Wal-Mart Stores, Inc. Since 2002, Mr. Reaves has served as a senior consultant to leading retailers, such as Big Lots, Inc. and Gap, Inc., and to multinational consumer products companies, including Jarden Corporation.

Michael J. Regan is a retired certified public accountant. From 1996 to 2002, Mr. Regan was the Vice Chairman and Chief Administrative Officer of KPMG LLP, a leading independent public accounting firm, and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG (1962 to 2002). Mr. Regan currently is a director of Scientific Games Corporation, an entertainment and media company (since 2006). Mr. Regan previously served on the board of directors of DynaVox, Inc.. The Board has determined that Mr. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules.

Sara Genster Robling has been the Principal of Robling Advisors, LLC, since 2014. From 2008 to 2013, Ms. Robling was an Executive Vice President of Pinnacle Foods Corporation. Before joining Pinnacle in 2008, Ms. Robling was Chief Marketing Officer at Trane, Inc. (formerly American Standard), held several senior leadership roles at Campbell Soup Company, including Vice President and General Manager of Global Beverages, and was a Marketing Manager at Kraft. Ms. Robling currently serves as non-executive Chairman of Plated, the venture-backed e-commerce platform that provides a premium cook-at-home dinner experience (since 2014).

William U. Westerfield is a retired certified public accountant. From 1965 to 1992, Mr. Westerfield was an audit partner at Price Waterhouse LLP, a leading independent public accounting firm. Mr. Westerfield previously served as a director and member of the audit, compensation, nominating and corporate governance committees of Gymboree Corporation, an international children’s apparel retailer. Mr. Westerfield previously served as a director and a member of the audit committee of West Marine, Inc., a boating supply retailer. He is also a member of the Board of American Friends of the National Museum of Bermuda and previously a member of the Board of Trustees of Arcadia University. The Board has determined that Mr. Westerfield is an “Audit Committee Financial Expert,” as defined by the SEC rules.

Key Qualifications of Director Nominees

Nominee	Key Qualifications

Jeffrey Siegel	Service as our Chairman and Chief Executive Officer; extensive knowledge of our strategy, operations and financial position and of the housewares and retail industries.

Ronald Shiftan

Service as our Vice Chairman and Chief Operating Officer; knowledge of the Company and the housewares industry; distinguished career with public company board experience, leadership experience at a large public sector organization, financial markets expertise acquired as a general partner in a major international investment banking firm; financial, business and strategic acumen.

Craig Phillips

Longstanding service as our Senior Vice-President – Distribution and Vice-President – Manufacturing until his retirement in 2015; knowledge of our strategy, operations and financial position and of the housewares industry.

Michael J. Jeary

Distinguished career as a marketing executive. Consumer products and e-commerce experience gained in leadership positions in the advertising industry; knowledge of the Company and the housewares industry through board service.

John Koegel

Distinguished career in retailing; strong background in merchandising and general management; consultant for private investment funds and their retail and consumer related portfolio companies; recognized expertise in business improvement, management oversight and due diligence; experience in providing strategic advice on merger and acquisition transactions; knowledge of the Company and the housewares industry through board service.

Cherrie Nanninga

Distinguished career as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

Dennis E. Reaves	Distinguished career in retailing; business and strategic acumen and knowledge of the retail and consumer products industries.

Michael J. Regan

Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

Sara Genster Robling	Distinguished career as a marketing executive; experience gained in leadership positions in consumer products industry.

William U. Westerfield

Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen; knowledge of the Company and the housewares industry through board service.

We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

Our Board unanimously recommends that stockholders vote FOR

the election of each of the nominated directors.

Signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of our executive officers.

Name	Age	Positions/Offices with Company

Jeffrey Siegel	74	Chairman of the Board; Chief Executive Officer

Ronald Shiftan	72	Vice Chairman of the Board; Chief Operating Officer

Daniel Siegel	47	President

Laurence Winoker	61	Senior Vice-President – Finance; Treasurer; Chief Financial Officer

EXECUTIVE OFFICER BACKGROUNDS

See Election of Directors for biographies, names and ages of those executive officers who are directors.

All of our officers are elected annually by our Board and hold office at the pleasure of the Board and serve until their successors are duly elected and qualified. Certain directors are executives of the Company for a contractual term pursuant to employment agreements. See the Compensation Discussion and Analysis section for summarized terms of these agreements.

Daniel Siegel has served in various positions since joining us in 1992, including as President since 2013. Prior thereto Mr. Siegel was Executive Vice President of Sales from 2006 to 2008, Executive Vice President of Corporate Invention Strategies from 2008 to 2010 and more recently as an Executive Vice President from 2010 to 2013. Mr. Siegel is a director of Vasconia, since 2008, and was a director of GSI from 2011 to 2016. Mr. Siegel is the son of Jeffrey Siegel, Chairman of our Board and our Chief Executive Officer.

Laurence Winoker has been our Senior Vice-President – Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

Our Board has determined that our director nominees, Michael J. Jeary, John Koegel, Cherrie Nanninga, Dennis E. Reaves, Sara Genster Robling, Michael J. Regan and William U. Westerfield are independent directors under the listing standards of The NASDAQ Stock Market, LLC. Jeffrey Siegel and Ronald Shiftan are our employees and are not considered to be independent directors. Craig Phillips was one of our employees within the last three years, until his retirement in January 2015, and is not considered to be an independent director.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of our Board and our Chief Executive Officer. Mr. Siegel has served the Company in various capacities and has been one of our directors since 1967 and is our largest individual stockholder. Mr. Siegel provides effective leadership and guidance as our Chairman of the Board in the development and pursuit of our strategic goals, recognition of business opportunities that present themselves and oversight of our risk profile.

John Koegel serves as the lead independent director. The duties of the lead independent director include:

●	Chairing meetings of our Board at which neither the Chairman of our Board nor the Vice Chairman of our Board is present;
●

Reviewing the agenda approved by the Chairman of our Board for Board meetings and, with input from the other independent directors, suggesting to the Chairman of our Board additional agenda items for Board meetings, as well as the substance and timeliness of information to be sent to the members of our Board in connection with Board meetings and in between Board meetings;

●	Reviewing with the Chairman of our Board the schedule for meetings of our Board to help assure that there is sufficient time allocated for discussion of all agenda items;

●	Maintaining constant communication with the Chairman of our Board between meetings of our Board;
●	Collaborating with and acting as a resource for, and counsel to, the Chairman of our Board;

●	Chairing meetings of the independent directors;
●	Reviewing with the Chairman of our Board the schedule for meetings of the independent directors and, with input from the other independent directors, setting the agenda for such meetings;
●	Reviewing with the Chairman of our Board after meetings of the independent directors matters discussed by the independent directors at such meetings;
●

Facilitating communication and serving as the principal liaison on Board-related issues between the Chairman of our Board and the independent directors. Notwithstanding the foregoing, each director is free to communicate directly with the Chairman of our Board and our other directors and senior management;

●

Authorize the retention of independent legal advisors, and other independent consultants and advisors, as necessary, to advise the independent directors on issues related to the independent directors. Such advisors and consultants shall work with and under the direction of the lead director and report directly to the independent directors with respect to such issues; and

●	At least annually review with the other independent directors and with the Chairman of our Board the duties and responsibilities of the lead director.

Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision making and alignment of corporate strategies and, taken together with the Lead Independent Director role, is the appropriate leadership structure for us at this time.

Our Board is currently composed of ten directors, seven of whom are independent of the Company. Our independent directors, and our governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed by the lead independent director with the Chief Executive Officer.

STOCK OWNERSHIP GUIDELINES

Effective July 31, 2012, our Board adopted stock ownership guidelines applicable to our directors. Under these guidelines, a director must, on or prior to the compliance deadline, own shares of our stock with a value in an amount equal to or in excess of three times the non-employee director annual cash retainer, with such value determined at the time of the receipt of the stock based on the amount paid or contributed by the director for the stock. The compliance deadline is five years after the director’s election to our Board. For the purpose of stock ownership guidelines, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses. All our directors are in compliance with the stock ownership guidelines.

Effective August 4, 2015, our Board adopted stock ownership guidelines for our named executive officers, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company. The requirements for named executive officers are expressed as a multiple of base salary. The Chief Executive Officer is required to maintain a minimum ownership of three times his base salary. All other named executive officers are required to maintain one times their base salary. The named executive officers are required to achieve the requirements within five years. Compliance with the guidelines will be determined based on the then current base salary.

BOARD OVERSIGHT OF RISK

Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of corporate and outside counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.

CODE OF ETHICS

We have adopted a Code of Ethics, as supplemented by a Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer and Controller) and employees.

A copy of our Code of Ethics can be found on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

BOARD AND COMMITTEE MEETINGS; ATTENDANCE

All directors who served as directors at the time attended our 2016 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting of Stockholders. Our Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. Our Board held six regularly scheduled meetings and two special meetings during the fiscal year ended December 31, 2016. During the 2016 fiscal year, each director attended a minimum of 75% of the meetings of the Board and committees on which the director served.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders who wish to communicate with members of our Board, including the independent directors, individually or as a group, may send correspondence to them care of the Secretary at our principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com.

BOARD NOMINATION PROCESS

Our Board nominates candidates to serve as directors based on recommendations of the Board’s Nominating and Governance Committee.

Our Nominating and Governance Committee’s procedures for identifying and evaluating candidates include requests for candidate recommendations from within the housewares industry and from outside independent professional advisors, as the case may be. In selecting a director nominee, our Nominating and Governance Committee focuses on skills, expertise and backgrounds that would complement those of the existing members of our Board, recognizing the nature of our business.

Directors are elected annually by our stockholders and serve until the next annual meeting of the stockholders and shall hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested elections. Therefore, when the number of director nominees exceeds the number of board seats, a plurality voting standard shall apply. Any director elected by a plurality voting standard, as provided for in our Bylaws, at an annual meeting of our stockholders in an uncontested election who does not receive a majority of the votes cast at such annual meeting shall submit his or her resignation to our Board. Our Board shall then, in its sole judgment and discretion, within 90 days from submission of such director’s resignation, determine whether to accept or reject such director’s resignation. If our Board rejects the director’s resignation, then we shall prepare and file a Form 8-K to explain our Board’s rationale for rejecting such director’s resignation.

NOMINATING AND GOVERNANCE COMMITTEE

Our Nominating and Governance Committee is composed of all seven of our independent directors: John Koegel (Chair), Michael J. Jeary, Cherrie Nanninga, Dennis E. Reaves, Michael J. Regan, Sara Genster Robling and William U. Westerfield. The Nominating and Governance Committee held five meetings in 2016.

Our Nominating and Governance Committee has the following responsibilities:

●

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to our Board nominees for open or newly created director positions;

●	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;
●

To periodically review the composition of our Board to determine whether it may be appropriate to add or subtract individuals with different backgrounds or skill sets from those already on our Board, and submit to our Board on an annual basis a report summarizing its conclusions regarding these matters;

●	To provide an orientation and education program for directors;
●	To develop and make recommendations to our Board regarding governance principles applicable to us;
●	To periodically assess the structure and operations of the committees of our Board, develop and recommend corporate governance guidelines and review such guidelines at least annually;
●	To develop and recommend procedures for the evaluation and self-evaluation of our Board and its committees and to oversee the evaluation process;
●	To perform an evaluation of the committee’s performance at least annually;

●	To review the compensation of our Board and recommend changes to our Board; and
●	To perform such other duties as our Board may assign to the committee.

Our Nominating and Governance Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

STOCKHOLDER NOMINATION PROCESS

Our Board, through our Nominating and Governance Committee, will consider nominees recommended by stockholders as long as, consistent with our Nominating and Governance Committee charter, such recommendations are received at least 120 calendar days before the annual meeting to elect directors. A stockholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, not less than 120 calendar days before the stockholders meet to elect directors:

●	A recommendation that identifies the candidate and provides contact information for that candidate;

●	The written consent of the candidate to serve as a director of the Company, if elected; and

●

If the candidate is to be evaluated by the Nominating and Governance Committee, the Corporate Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

These documents must be received from the candidate before the first day of February preceding the annual meeting of stockholders.

The Nominating and Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

BOARD DIVERSITY

Our diversity policy provides that, while diversity and the variety of experiences and viewpoints represented on our Board should always be considered, a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. Our Nominating and Governance Committee assesses the effectiveness of the diversity policy by periodically reviewing the skills, expertise and background of each of the existing members of our Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those existing members of our Board.

AUDIT COMMITTEE

Our Audit Committee is composed of three directors, each of whom is independent, as required by the Audit Committee charter, the Securities Exchange Act of 1934 and the listing requirements for The NASDAQ Stock Market, LLC and the SEC rules. The current members are William U. Westerfield (Chair), Cherrie Nanninga and Michael J. Regan. Our Board has determined that William U. Westerfield and Michael J. Regan are “Audit Committee Financial Experts,” as defined by the SEC rules. The Audit Committee held five meetings during 2016.

Our Audit Committee, among other things:

●	Considers the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;
●	Reviews with the independent auditor any audit problems or difficulties encountered in the course of audit work;
●	Preapproves all audit and non-audit services provided by the independent auditor;
●	Discusses with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;
●

Reviews our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements ensuring the completeness and clarity of the disclosures in the financial statements;

●	Monitors compliance with our internal controls, policies, procedures and practices;
●

Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

●	Reviews the performance of our internal audit function and approves our Internal Audit Department’s annual audit plan and all major changes to the plan;
●	Discusses our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	Reviews our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;
●	Reviews and approves related-party transactions; and
●	Undertakes such other activities as our Board from time to time may delegate to it.

Our Audit Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

STRATEGIC PLANNING COMMITTEE

Our Strategic Planning Committee is composed of five directors. The current members are Michael J. Jeary (Chair), John Koegel, Dennis E. Reaves, Sara Genster Robling and Jeffrey Siegel. Our Strategic Planning Committee held four meetings in 2016.

Our Strategic Planning Committee, among other things, provides assistance to our Board in fulfilling its responsibilities to our stockholders with respect to the following:

●	Monitoring and informing our Board of developments, trends and new discoveries that may facilitate us in achieving our goals by improving operations, profitability and stockholder value;
●	Reviewing and recommending to our Board, for its approval, long-term business objectives and plans developed by management; and
●	Overseeing the development and monitoring the implementation of a strategic plan.

Our Strategic Planning Committee regularly receives updates from the Chairman of our Board and Chief Executive Officer and, from time to time, meets with our Division Presidents.

Our Strategic Planning Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

COMPENSATION COMMITTEE

Our Compensation Committee is composed of three directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), John Koegel and Michael J. Jeary. Our Compensation Committee held six meetings during 2016.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our 2000 Incentive Bonus Compensation Plan and our Amended and Restated 2000 Long-Term Incentive Plan.

The principal duties and responsibilities of our Compensation Committee include:

●	Reviewing and approving compensation principles that apply generally to our employees;
●

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer and evaluating their performances in light of the established goals and objectives and approving their annual compensation;

●

Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers and all direct reports of our Chief Executive Officer and our Chief Operating Officer;

●	Overseeing our compliance with the requirements under the NASDAQ Marketplace Rules, with respect to our long-term incentive compensation plans; and
●	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

Our Compensation Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

EXECUTIVE COMMITTEE

Our Executive Committee is composed of three directors. The current members are Jeffrey Siegel (Chair), John Koegel and Ronald Shiftan. Our Executive Committee held no meetings in 2016.

Our Executive Committee was formed in 2016, at the recommendation of the Nominating and Governance Committee, for authorizing the opening and closing of bank accounts for the Company and other matters delegated by the Board of Directors to the Executive Committee.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

DIRECTOR COMPENSATION

Fees paid to our non-employee directors are based on the following schedule:

Board of Directors Annual Retainer
Cash	$30,000
Restricted Common Stock	$50,000
Total	$80,000
Committee Chair Annual Retainer
Chair of Audit or Compensation Committee	$20,000
Chair of Nominating/Governance or Strategic Planning Committee	$10,000
Committee Member Annual Retainer	$2,000
Lead Director Annual Retainer	$30,000
Fee for Each Meeting Attended
Board Meeting	$2,000
Committee Meeting	$500

The following table sets forth compensation paid to our non-employee directors for 2016:

Name	Fees earned or paid in cash	Stock awards (1)(2)	Total
David E. R. Dangoor (3)	$26,923	$—	$26,923
Michael J. Jeary	67,500	50,000	117,500
John Koegel	97,500	50,000	147,500
Cherrie Nanninga	78,000	50,000	128,000
Craig Phillips	46,000	50,000	96,000
Dennis E. Reaves	54,500	50,000	104,500
Michael J. Regan	55,000	50,000	105,000
Sara Genster Robling (4)	53,066	70,959	124,025
William U. Westerfield	73,000	50,000	123,000

Note:

(1)	Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which will be recognized by the Company for awards granted during 2016. For information, including assumptions, regarding the valuation of these awards refer to Note H to the Company’s Consolidated Financial Statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Consists of restricted stock awards valued at the closing market price of our common stock on the date of grant.
(3)	Mr. Dangoor did not stand for re-election at the 2016 Annual Meeting.
(4)	Ms. Robling was elected to the Board on January 8, 2016 and received a prorated annual cash retainer and a prorated stock award grant, as compensation from her election to the date of the Company’s 2016 Annual Meeting of stockholders.

The following table sets forth the aggregate number of restricted shares of our common stock and shares of our common stock issuable upon the exercise of stock options held by each non-employee director at December 31, 2016:

Name	Restricted shares (1)	Vested stock options	Unvested stock options
Michael J. Jeary	3,187	25,000	--
John Koegel	3,187	--	--
Cherrie Nanninga	3,187	25,000	--
Craig Phillips	3,187	--	--
Dennis E. Reaves	3,187	--	--
Michael J. Regan	3,187	--	--
Sara Genster Robling	4,861	--	--
William U. Westerfield	3,187	--	--

Note:

(1)

A total of 25,496 restricted shares were issued on June 9, 2016 and vest 100% on June 9, 2017. 1,674 restricted shares were issued to Sara Genster Robling on January 8, 2016 and vest 100% on January 8, 2017.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of our common stock at April 28, 2017.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

We achieved certain financial and strategic goals during 2016. Our highlights for 2016 included the following:

●	Net sales were $592.6 million in 2016, as compared to net sales of $587.7 million in 2015.
●	Income from operations grew 12% to $27.1 million in 2016 from $24.2 million in 2015.
●	Income before income taxes and equity in earnings grew 20% to $22.0 million in 2016 from $18.3 million in 2015.
●	Net income grew 28% to $15.7 million in 2016, as compared to net income of $12.3 million in 2015.
●	Total shareholder return (TSR) grew 38% in 2016.

Our compensation program, which reflects our long-standing philosophy and objectives, is designed to align executive compensation with financial results and the achievements of the executives, yielding a high level of correlation between pay and performance. The financial results are evaluated and adjusted by our Compensation Committee to exclude income and expenses which our Compensation Committee believes should be excluded, to provide for a direct correlation of executive compensation with financial results.

Our named executive officers (“NEOs”) are:

●	Jeffrey Siegel, Chairman of our Board, Chief Executive Officer and Director
●	Ronald Shiftan, Vice Chairman of our Board, Chief Operating Officer and Director
●	Daniel Siegel, President
●	Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer

In 2011 and 2014, our Board provided stockholders with the opportunity to cast an advisory vote on executive compensation. We received overwhelming support from our stockholders on the advisory vote in both 2011 and 2014. At the Company’s Annual Meeting of Stockholders held on June 16, 2011, approximately 97.8% of the shares voted approved, on an advisory basis, the compensation of our named executive officers. At our Annual Meeting of Stockholders held on June 19, 2014, approximately 92.5% of the shares voted, approved, on an advisory basis, the compensation of our named executive officers. Although these votes were non-binding and advisory, our Compensation Committee believes that the outcome strongly affirms stockholder support of our approach to executive compensation. In view of the overwhelming support demonstrated by the stockholders, our Board and Compensation Committee are continuing their existing approach to determining executive compensation when considering executive compensation decisions. The next advisory vote on executive compensation along with a Say on Pay Frequency vote will occur at this year’s Annual Meeting. Both our Board and Compensation Committee expect to take into account the outcome of these votes when considering future executive compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program has historically been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and our Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short- and long-term stockholder value for us, including:

●	A significant amount of compensation should be linked to measurable success in business performance;
●	Management’s interests should be aligned with those of the stockholders’;
●	Both short and long-term financial and business objectives should be incentivizing; and
●

Compensation should be set at levels that will be competitive with the compensation offered by those companies against whom we compete for executive talent so that we are able to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, we have adopted a compensation philosophy that contains both fixed and variable elements of compensation. Our compensation philosophy is to reward executives with compensation aligned with our short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk-taking. The elements of our total executive compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets. Consistent with our goal of linking pay and performance, the performance-based compensation components of our Chief Executive Officer and other Named Executive Officers (NEOs) amounted to 59% and 57%, respectively, of their total compensation for 2016.

Our Compensation Committee uses its judgment in allocating compensation between long- and short-term incentives and cash and non-cash components. Although long-term incentives are considered of great significance in aligning performance with stockholder interests, they have traditionally been a smaller component of aggregate compensation. The Compensation Committee has historically awarded long-term incentive compensation, in the form of equity awards, as consideration for NEOs entering into a new employment agreement.

The following charts indicate the elements and mix of compensation of our Chief Executive Officer and all other NEOs for 2016:

Chief Executive Officer - 2016 Compensation

All Other Named Executive Officers (Average) - 2016 Compensation

Note:

(1)	Long-term compensation includes time-based vesting restricted shares and performance share units subject to performance vesting conditions.
(2)	Short-term compensation includes base salary, non-equity incentive plan compensation and other compensation.
(3)	Performance-based compensation includes time-based vesting restricted shares, performance share units subject to performance vesting conditions and non-equity incentive plan compensation.

Our Compensation Committee has the authority to review and approve compensation principles and practices that apply generally to our executive and senior employees. Our Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our Chief Operating Officer, evaluates their performance in light of the established goals and objectives and approves their annual compensation. It also reviews the corporate goals and objectives established by our Chief Executive Officer and our Chief Operating Officer relevant to the compensation of all other executive officers and all direct reports of the Chief Executive Officer and Chief Operating Officer. Based primarily on the evaluations and recommendations of our Chief Executive Officer and our Chief Operating Officer of the performance of such executive officers and direct reports in light of the established goals and objectives, our Compensation Committee approves their annual compensation. It also reviews the evaluation process and compensation structure for the other members of our senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management. Our Compensation Committee takes into account and considers reports of its independent compensation consultant, Pearl Meyer, as to the elements of compensation among our peer group of companies (discussed under Role of Compensation Consultant) and the proportion of each component relative to the total compensation.

ROLE OF COMPENSATION CONSULTANT

Our Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer does not provide us with other services unless approved by our Compensation Committee.

Pearl Meyer assists our Compensation Committee in its evaluation of our compensation philosophy and with the development of relevant metrics used by our Compensation Committee to assure internal pay equity and market parity. It also provides compensation benchmark data and information relative to our peer group.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our Compensation Committee analyzed whether the services of Pearl Meyer could result in any conflicts of interest, giving consideration to the following factors:

●	Pearl Meyer does not provide any services to us other than as approved by our Compensation Committee;
●	The fees we paid amount to less than 1% of Pearl Meyer’s total revenue for the applicable period;
●	The policies and procedures of our Compensation Committee were designed to ensure independence;
●	Pearl Meyer does not have any business or personal relationship with any of our executive officers or any member of our Compensation Committee; and
●	Neither Pearl Meyer nor any of its consultants who provide services to our Compensation Committee own any of our stock.

Our Compensation Committee has determined that the services of Pearl Meyer, including the individual compensation advisors employed by it, have not created any conflicts of interest. On an annual basis, our Compensation Committee will continue to monitor the independence of its compensation consultant.

PEER GROUP DEVELOPMENT

Pearl Meyer developed a peer group of companies with characteristics generally comparable to our revenue and market capitalization for review and approval by our Compensation Committee. The peer group companies used in any analyses in the past year are:

●	Blyth Inc.
●	Callaway Golf Company
●	CSS Industries, Inc.
●	Delta Apparel, Inc.
●	The Dixie Group, Inc.
●	G-III Apparel Group
●	Helen of Troy Limited
●	JAKKS Pacific, Inc.

●	Johnson Outdoors Inc.
●	Libbey Inc.
●	Movado Group, Inc.
●	Oxford Industries, Inc.

●	Perry Ellis International, Inc.

Our Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however, most of our direct competitors are either smaller, international or privately-held. Our Compensation Committee considers the competitive data compiled by Pearl Meyer as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to our compensation policy.

ELEMENTS OF COMPENSATION

Salary

Salary is intended to compensate our executives for performance of core job responsibilities and duties.

The salaries of Jeffrey Siegel and Ronald Shiftan are fixed by employment agreements that were negotiated between Messrs. Siegel and Shiftan and our Compensation Committee. The amount and components of aggregate compensation for comparable positions in our peer group of companies as well as the preferences of Messrs. Siegel and Shiftan were taken into account by our Compensation Committee in determining their compensation.

In determining Mr. Siegel’s salary, our Compensation Committee took into account Mr. Siegel’s long-standing executive role with us, his extensive knowledge of and experience in the housewares industry and his role in directing our growth. Our Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the housewares industry.

In determining Mr. Shiftan’s salary, our Compensation Committee took into account his significant role in developing, structuring and implementing our growth and acquisition strategies. Our Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of our business.

The salaries of Daniel Siegel and Laurence Winoker are also set forth in their employment agreements. The employment agreements were negotiated between Messrs. Siegel and Winoker with the Chief Executive Officer and the Chief Operating Officer, in consultation with our Compensation Committee. The salaries set forth in their employment agreements were determined by the Chief Executive Officer and Chief Operating Officer, in consultation with our Compensation Committee, taking into consideration their roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in our peer group of companies.

Non-Equity Incentive Plan Compensation (Annual Cash Bonus)

Non-equity incentive plan compensation is intended to compensate an executive for achievement of specific performance goals for a specified performance period. Cash bonuses were awarded to Messrs. Jeffrey Siegel, Shiftan, Daniel Siegel and Winoker pursuant to the Company’s 2000 Incentive Bonus Compensation Plan (the “2000 Bonus Plan”).

The purpose of the 2000 Bonus Plan is: (i) to retain and motivate our key executives who have been designated as participants in this plan for a given performance period (usually one year) by providing them with the opportunity to earn bonus awards that are based on performance goals for the specified performance period and (ii) to structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) so that we will be entitled to a tax deduction for the payment of such incentive bonus awards to the designated participants.

Our Compensation Committee has determined that Adjusted IBIT best measures the efforts and productivity of Messrs. Jeffrey Siegel, Shiftan, Daniel Siegel and Winoker. The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes and equity in earnings, as reported in our Form 10-K, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

In determining to use Adjusted IBIT as the performance measure for the purpose of the 2000 Bonus Plan, our Compensation Committee was also guided by the extent to which this measure is within the control of the respective named executive officer. For the purpose of establishing the target Adjusted IBIT for the named executive officers entitled to cash bonus incentive awards in a given year, our Compensation Committee relied on Pearl Meyer as to benchmarks among our peer group of companies. Our Compensation Committee also relied on our annual budget, which was approved by our Board, in establishing the thresholds, targets and maximum bonuses tied to achievement of these targets for the Chief Executive Officer and Chief Operating Officer and for the other NEOs.

In addition to Adjusted IBIT, individual goals are established for Messrs. Jeffrey Siegel and Shiftan by our Compensation Committee. With respect to Messrs. Winoker and Daniel Siegel, individual goals based on financial and performance objectives are established by the Chief Executive Officer and Chief Operating Officer in consultation with our Compensation Committee. The individual goals established for each of the NEOs for 2016 are discussed below. At the end of the fiscal year, Messrs. Jeffrey Siegel and Shiftan prepare written materials for our Compensation Committee with their assessments of whether their respective individual goals were achieved during the year. Our Compensation Committee reviews these materials and assesses independently the extent to which their individual goals were achieved.

As set forth in detail in the table below, the target performance metric for the 2016 fiscal year for Adjusted IBIT was $24.1 million. We achieved an Adjusted IBIT of $28.0 million for the 2016 fiscal year which was above the established target performance level for the plan. Adjusted IBIT for 2016 is equal to the Company’s income before income taxes and equity in earnings, as reported in our Form 10-K, adjusted to include equity in earnings of investments before local and U.S. taxes and adjusted to exclude acquisition costs, restructuring expenses, loss on retirement of debt and depreciation expense adjustments. A reconciliation of the Company’s income before income taxes and equity in earnings to Adjusted IBIT for 2016 is included in Annex A.

2016 Non-Equity Incentive Plan Metric and Achievement
Financial Metric	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Performance Achieved

Adjusted IBIT	$12.1 million	$24.1 million	$48.3 million	$28.0 million

Jeffrey Siegel

Jeffrey Siegel’s employment agreement entitles him to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 100% of salary based on an Adjusted IBIT Performance Bonus Table prepared by our Compensation Committee and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2016). Pursuant to Mr. Siegel’s employment agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 200% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The employment agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT we achieved for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Siegel’s employment agreement further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 25% of his salary for such year based on meeting individual measurable performance objectives set by our Compensation Committee in consultation with Mr. Siegel. If Mr. Siegel satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to 12.5% of his salary for such year. If Mr. Siegel meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Siegel’s individual goals for 2016 included: overseeing the implementation of the Lifetime Next roadmap, including the restructuring of the U.S. Wholesale business segment and SKU rationalization; overseeing the integration of our European subsidiaries; and development of employee incentive plans tied to the Company’s long-term strategic plan. Our Compensation Committee evaluated Mr. Siegel’s achievement of his individual performance objectives and determined that the objectives were met at target.

For 2016, Mr. Siegel was awarded a total bonus of $1,412,316, based upon the attainment of the 2016 performance objectives. For the year ended December 31, 2016, the Adjusted IBIT amounted to $28.0 million, resulting in a payment of 116.2% of his target payment opportunity. The details of the results of Mr. Siegel’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid	% of Target

TOTAL	$625,000	$1,250,000	$2,250,000	$1,412,316	113.0%

Individual	125,000	250,000	250,000	250,000	100%

Adjusted IBIT	500,000	1,000,000	2,000,000	1,162,316	116.2%

Ronald Shiftan

Mr. Shiftan’s third amended and restated employment agreement entitles Mr. Shiftan to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 90% of salary based on an Adjusted IBIT Performance Bonus Table prepared by our Compensation Committee and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2016). Pursuant to the third amended and restated employment agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 200% of the salary payable for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The third amended and restated employment agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT we achieved for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Shiftan’s third amended and restated employment agreement further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 15% of his salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and monitored by our Compensation Committee. If Mr. Shiftan satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 7.5% of his salary for such year. If Mr. Shiftan meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Shiftan’s individual goals for 2016 included: reducing Selling, General and Administrative expenses and Distribution expenses as percentages of net sales; pursuing merger and acquisition opportunities for us; identifying and pursuing opportunities to manufacture products in North America; overseeing and planning for the integration of the Company’s European entities; the consolidation of the Company’s distribution centers in the U.K.; overseeing plans for possible relocation of the Company’s west coast distribution facility; and developing and implementing governance measures to protect shareholder interests to further the Company’s goal of enhancing long-term shareholder interests. Our Compensation Committee evaluated Mr. Shiftan’s achievement of his individual performance objectives and determined that the objectives were met at target.

For 2016, Mr. Shiftan was awarded a total bonus of $798,556, based on the attainment of the 2016 performance objectives. For the year ended December 31, 2016, Adjusted IBIT amounted to $28.0 million, resulting in a payment of 119.8% of his target payment opportunity. The details of the results of Mr. Shiftan’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid	% of Target
TOTAL	$341,250	$682,500	$1,397,500	$798,556	117.0%
Individual	48,750	97,500	97,500	97,500	100%
Adjusted IBIT	292,500	585,000	1,300,000	701,056	119.8%

Daniel Siegel

Mr. Siegel’s employment agreement, as amended, entitles Mr. Siegel to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 75% of salary based on an Adjusted IBIT Performance Bonus Table prepared by management and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2016). Pursuant to the employment agreement, as amended, the threshold Adjusted IBIT for the 2016 year, and thereafter, would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 150% of the target bonus for such year, consistent with the Adjusted IBIT Performance Table for such year. The employment agreement, as amended, also provides that

Mr. Siegel is entitled to receive sliding scale percentages of the target bonus set forth in the Adjusted IBIT Performance Table based upon Adjusted IBIT being more than the threshold Adjusted IBIT but less than the target Adjusted IBIT, or more than the target Adjusted IBIT but less than the maximum Adjusted IBIT. The Adjusted IBIT Performance Bonus for any such year will be zero if the Adjusted IBIT achieved by the Company for such year is less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Siegel is also entitled to receive an Annual Individual Goal Bonus for the 2016 year and each year thereafter up to a maximum of 37.5% of his Base Salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and the Chief Operating Officer in consultation with Mr. Siegel, as determined by the Chief Executive Officer and the Chief Operating Officer in their sole discretion; provided, however, if, in the sole discretion of the Chief Executive Officer and the Chief Operating Officer, (y) Mr. Siegel meets at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to not less than 18.75% of his Base Salary for such year and (z) Mr. Siegel meets less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Siegel’s individual goals for 2016 included: fulfilling his oversight responsibility for development of innovation in all areas of the Company, including design, marketing and trends; executing the findings of the review of the U.S. Wholesale business segment, Lifetime Next; fulfilling his responsibility for our trade shows and showrooms in order to enhance our strong position in the market; increasing our brand development to achieve synergies across divisions; identifying strategic opportunities to achieve international growth; expanding our strategic plan; and increasing his involvement in human resources and sales. The amount payable in connection with individual goals was subject to adjustment if our net income for the year was less than $10 million. Our Chief Executive Officer and Chief Operating Officer, in consultation with our Compensation Committee, evaluated Mr. Siegel’s achievement of his individual performance objectives and determined that the objectives were met at target.

For 2016, Mr. Siegel was awarded a total bonus of $592,200, based upon the attainment of the 2016 performance objectives. For the year ended December 31, 2016, Adjusted IBIT amounted to $28.0 million, resulting in a payment of 116.2% of his target payment opportunity. The details of the results of Mr. Siegel’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid	% of Target
TOTAL	$267,188	$534,375	$712,500	$592,200	110.8%
Individual	89,063	178,125	178,125	178,125	100.0%
Adjusted IBIT	178,125	356,250	534,375	414,075	116.2%

Laurence Winoker

Mr. Winoker’s amended and restated employment agreement entitles Mr. Winoker to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 37.5% of salary based on an Adjusted IBIT Performance Bonus Table prepared by management and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2016). Pursuant to the amended and restated employment agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Winoker to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Winoker to receive 200% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The amended and restated employment agreement also provides that Mr. Winoker is entitled to receive sliding scale percentages of the target bonus set forth in the Adjusted IBIT Performance Table based upon Adjusted IBIT being more than the threshold Adjusted IBIT but less than the target Adjusted IBIT, or more than the target Adjusted IBIT but less than the maximum Adjusted IBIT. The amended and restated employment agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Winoker’s amended and restated employment agreement further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 25% of his salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and Chief Operating Officer. If Mr. Winoker satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 12.5% of his salary for such year. If Mr. Winoker meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Winoker’s individual goals for 2016 included: strengthening the finance department with a goal of succession planning for key finance positions; improving forecasting accuracy; and ensuring adequate liquidity through a vendor financing facility and Credit Agreement amendments. The amount payable in connection with individual goals was subject to adjustment if our net income for the year is less than $10 million. Our Chief Executive Officer and Chief Operating Officer, in consultation with our Compensation Committee, evaluated Mr. Winoker’s achievement of his individual performance objectives and determined that the objectives were met at target.

For 2016, Mr. Winoker was awarded a total bonus of $291,494, based upon the attainment of the 2016 performance objectives. For the year ended December 31, 2016, Adjusted IBIT amounted to $28.0 million, resulting in a payment of 116.2% of his target payment opportunity. The details of the results of Mr. Winoker’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid	% of Target
TOTAL	$132,813	$265,625	$425,000	$291,494	109.7%
Individual	53,125	106,250	106,250	106,250	100.0%
Adjusted IBIT	79,688	159,375	318,750	185,244	116.2%

Equity Compensation

Equity compensation is intended to incentivize employees and to promote alignment between our employees and our stockholders. Additionally, stock options and restricted stock are also aimed at retention as the vesting period or the period during which the restrictions lapse generally ranges from one to four years.

Our Compensation Committee granted stock options and/ or restricted stock to Jeffrey Siegel, Ronald Shiftan, Daniel Siegel and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives an equity compensation grant once a year in connection with annual performance reviews based on an assessment of such person’s individual performance and, where appropriate, the performance of such person’s business unit (division), as well as our overall performance and the dilutive effect of the equity awards.

In 2015, upon the recommendation of our Compensation Committee, our Board restructured the Company’s historical equity compensation program to be a program consisting of a mix of 50% time-based restricted stock awards and 50% performance-based stock awards. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. Net sales and adjusted EBITDA, were established as performance metrics for our performance share awards granted in 2015 and 2016, with performance periods ending on December 31, 2017 and December 31, 2018, respectively. The final number of shares earned pursuant to a performance share award is dependent on the cumulative Net sales and cumulative adjusted EBITDA results over the three-year performance period with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date at target.

Stock options, restricted shares and performance awards granted in 2016, 2015 and 2014 were granted pursuant to our Amended and Restated 2000 Long-Term Incentive Plan (the “2000 Plan”). Under the 2000 Plan, awards for up to 4,850,000 shares of our common stock may be granted by our Board, or a duly appointed committee thereof, to directors, officers, employees, consultants and other service providers to us and our affiliates in the form of stock options or other equity-based awards. At December 31, 2016, 414,352 shares of the 4,850,000 shares authorized under the 2000 Plan were available for awards that could be granted.

Other Compensation

We maintain a defined contribution 401(k) plan for all employees, including the NEOs. We also offer perquisites that we believe are customary and reasonable, such as Company-paid automobile expenses, and with respect to Messrs. Jeffrey Siegel and Shiftan reimbursement or payment of certain insurance and professional expenses.

ACCOUNTING AND TAX CONSIDERATIONS

Section 162(m) of the Code generally disallows a tax deduction to public companies for qualifying performance-based compensation in excess of $1 million paid to any of the companies’ chief executive officer and other NEOs. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. We periodically review potential consequences of Section 162(m) and may structure the performance-based portion of an executive’s compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions provided for in Section 162(m), when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration the inability to claim the exemptions, changing business conditions and the executive officer’s performance.

POLICY REGARDING RESTATEMENTS

We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or our Compensation Committee would evaluate whether adjustments or recoveries of awards would be appropriate based upon the facts and circumstances surrounding the restatement. We will comply with any future regulatory requirements as mandated under the Dodd-Frank Act as they become effective.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Our Compensation Committee also annually evaluates the levels of risks arising from our compensation policies and practices, and reviews suggested practices to mitigate such risks. The risks considered by our Compensation Committee included the following:

●	Strategic risk, which involves the alignment of performance metrics of executives with the objective of long-term value creation for stockholders;
●	Governance risk, focused on the independence and level of expertise of Compensation Committee members as well as the use of a compensation consultant; and
●	Pay-mix risk, which includes the balancing of the fixed and variable performance components of executive compensation.

We concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. Based on this review, discussion and evaluation of risks, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

May 1, 2017	The Compensation Committee
Cherrie Nanninga – Chair
John Koegel
Michael J. Jeary

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2016 fiscal year were Michael J. Jeary, John Koegel and Cherrie Nanninga. During the 2016 fiscal year, no member of our Compensation Committee was an officer, former officer or employee of the Company or had any direct or indirect material interest in a transaction with us or in a business relationship with the Company that would require disclosure under the applicable rules of the SEC. In addition, no interlocking relationship existed between any member of our Compensation Committee or one of our executive officers, on the one hand, and any member of our Compensation Committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs.

Name, Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Stock Award (1) (2)	Option Awards (1)	All Other Compensation (7)	Total
Jeffrey Siegel (3) Chairman of our Board, Chief Executive Officer	2016	$1,000,000	$ 1,412,316	$188,280	$-	$ 108,136	$ 2,708,732
	2015	1,000,000	1,194,812	148,400	-	117,122	2,460,334
	2014	1,000,000	865,757	-	1,091,760	116,239	3,073,756
Ronald Shiftan (4) Vice Chairman of our Board, Chief Operating Officer	2016	650,000	798,556	188,280	-	101,961	1,738,797
	2015	650,000	650,215	215,300	200,000	95,400	1,810,915
	2014	650,000	457,718	-	157,760	104,507	1,369,985
Daniel Siegel (5) President	2016	475,000	592,200	188,280	-	18,000	1,273,480
	2015	475,000	514,714	148,400	-	28,239	1,166,353
	2014	460,481	323,418	74,700	157,760	9,600	1,025,959
Laurence Winoker (6)	2016	425,000	291,494	125,520	-	11,636	853,650
Senior Vice President - Finance, Treasurer, Chief Financial Officer	2015	425,000	230,905	74,200	-	12,044	742,149
	2014	425,000	204,386	-	78,880	11,843	720,109

Notes:
(1)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which will be recognized by the Company for awards granted during 2016, 2015 and 2014. For information, including assumptions, regarding the valuation of these awards refer to Note H to the Company’s Consolidated Financial Statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)

The grant date fair value of the performance awards included in this column is the target payout based on the probable outcome of the performance-based conditions determined as of the grant date. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share award for 2016 determined as of the grant date would be as follows for each respective executive officer: each of Messrs. Jeffrey Siegel, Shiftan, and Daniel Siegel: $141,210, and Mr. Winoker: $94,140.

(3)

2015- As permitted by our 2000 Long-Term Plan, $724,710 of Mr. Siegel’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

2014 –As permitted by our 2000 Long-Term Plan, $545,777 of Mr. Siegel’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant. Option awards granted in 2014 includes options granted pursuant to Mr. Siegel’s employment agreement dated as of March 12, 2014.

(4)	2015- Options awards and restricted shares granted in 2015 include options and restricted shares granted pursuant to Mr. Shiftan’s third amended and restated employment agreement. As permitted by our 2000 Long-Term Plan, $379,801 of Mr. Shiftan’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

2014 –As permitted by our 2000 Long-Term Plan, $268,144 of Mr. Shiftan’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

(5)	2015 –As permitted by our 2000 Long-Term Plan, $315,852 of Mr. Siegel’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

2014 –As permitted by our 2000 Long-Term Plan, $195,742 of Mr. Siegel’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant. Stock awards granted in 2014 includes restricted shares granted pursuant to Mr. Siegel’s employment agreement dated November 28, 2014.

(6)	2015 – As permitted by our 2000 Long-Term Plan, $134,850 of Mr. Winoker’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

2014 –As permitted by our 2000 Long-Term Plan, $115,997 of Mr. Winoker’s non-equity incentive plan compensation was paid in the form of shares of our common stock at the closing price therefor on the date of grant.

(7)	All Other Compensation includes the following:

Name	Year	Insurance Reimbursement	Automobile Related	Professional fees	Total All Other Compensation
Jeffrey Siegel	2016	$ 75,000	$ 25,555	$ 7,581	$ 108,136
	2015	75,000	27,122	15,000	117,122
	2014	75,000	36,239	5,000	116,239
Ronald Shiftan	2016	75,000	25,156	1,805	101,961
	2015	60,000	20,400	15,000	95,400
	2014	60,000	36,297	8,210	104,507
Daniel Siegel	2016	-	18,000	-	18,000
	2015	-	21,739	6,500	28,239
	2014	-	9,600	-	9,600
Laurence Winoker	2016	-	11,636	-	11,636
	2015	-	12,044	-	12,044
	2014	-	11,843	-	11,843

EMPLOYMENT AGREEMENTS OF THE NEOs

Jeffrey Siegel

During 2016, Jeffrey Siegel was employed by us as Chairman of our Board, Chief Executive Officer and a director pursuant to an employment agreement dated as of March 12, 2014 and as amended and restated as of January 12, 2017 (the “Siegel Amended and Restated Employment Agreement”).

The Siegel Amended and Restated Employment Agreement, which was effective as of January 1, 2017, extended the term of Mr. Siegel’s employment through December 31, 2018, with automatic renewals for two additional one-year periods unless his employment is terminated by either us or Mr. Siegel, and provides for an annual base salary of $990,000; Company-paid automobile expenses; reimbursement of insurance premiums and certain legal, financial and other professional services up to $100,000 during any calendar year.

Pursuant to the Siegel Amended and Restated Employment Agreement, we granted Mr. Siegel an option to purchase 75,000 shares of our common stock at a price per share equal to the closing stock price on January 12, 2017. The option shall vest as to 25,000 shares on each of December 31, 2017, December 31, 2018 and December 31, 2019. Pursuant to the Siegel Amended and Restated Employment Agreement, we also granted Mr. Siegel 10,000 restricted shares of our common stock. The restrictions on 3,333 restricted shares shall terminate on each of December 31, 2017 and December 31, 2018 and the restrictions on 3,334 restricted shares shall terminate on December 31, 2019.

The Siegel Amended and Restated Employment Agreement also entitles Mr. Siegel to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Non-Equity Incentive Plan Compensation.

The Siegel Amended and Restated Employment Agreement further provides for payments to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Siegel’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 18, 2014. The complete text of the Siegel Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated January 19, 2017. Mr. Siegel’s employment agreement dated as of March 12, 2014 and the Siegel Amended and restated Employment Agreement are incorporated herein by reference and the foregoing description of such agreements are qualified by the texts of such agreements.

Ronald Shiftan

During 2016, Ronald Shiftan was employed by us as our Vice Chairman and Chief Operating Officer pursuant to an employment agreement dated August 10, 2009, as amended as of November 9, 2010, as amended and restated as of December 20, 2012 and as amended and restated as of November 24, 2015 (the “Shiftan Third Amended and Restated Employment Agreement”).

The Shiftan Third Amended and Restated Employment Agreement extended the term of Mr. Shiftan’s employment through December 31, 2018, with automatic renewals for additional one-year periods unless his employment is terminated by either us or Mr. Shiftan, and provides for an annual base salary of $650,000; Company-paid automobile expenses; and reimbursement of insurance premiums, and certain legal, financial and other professional services up to $75,000 during any calendar year.

Pursuant to the Shiftan Third Amended and Restated Employment Agreement, we granted Mr. Shiftan an option to purchase 50,000 shares of our common stock at a price per share equal to the closing stock price on December 31, 2015. The option shall vest as to 16,667 shares on each of December 31, 2016 and December 31, 2017 and as to 16,666 shares on December 31, 2018. Pursuant to the Shiftan Third Amended and Restated Employment Agreement, we granted Mr. Shiftan 5,000 restricted shares of our common stock. The restrictions on 1,667 restricted shares shall terminate on each of December 31, 2016 and December 31, 2017 and the restrictions on 1,666 restricted shares shall terminate on December 31, 2018.

The Shiftan Third Amended and Restated Employment Agreement also entitles Mr. Shiftan to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Non-Equity Incentive Plan Compensation.

The Shiftan Third Amended and Restated Employment Agreement further provides for payments to Mr. Shiftan upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Shiftan’s Amended and Restated Employment Agreement dated August 10, 2009 was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the amendment dated as of November 9, 2010 was filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2010. The complete text of the Shiftan Second Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated December 20, 2012. The complete text of the Shiftan Third Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated November 30, 2015. The Amended and Restated Employment Agreement dated August 10, 2009, the amendment dated November 9, 2010, the amendment dated December 20, 2012 and the Shiftan Third Amended and Restated Employment Agreement are incorporated herein by reference and the foregoing descriptions of such agreements are qualified by the texts of such agreements.

Daniel Siegel

During 2016, Daniel Siegel was employed by us as our President. Prior to the employment agreement dated November 28, 2014, effective as of August 1, 2014, and as amended as of April 27, 2015, Mr. Siegel did not have an employment agreement with us.

Mr. Siegel’s employment agreement, as amended, provides that the term of Mr. Siegel’s employment shall be through December 31, 2017, with automatic renewals for additional one-year periods unless his employment is terminated by either us or Mr. Siegel, and provides for an annual base salary of $475,000 and certain perquisites including Company-paid automobile expenses and a one-time reimbursement of certain legal professional services, up to $6,500. The employment agreement, as amended, also entitles Mr. Siegel to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Non-Equity Incentive Plan Compensation.

Pursuant to Mr. Siegel’s employment agreement, as amended, we granted him 5,000 restricted shares of our common stock on November 28, 2014. The restrictions on one-third of the restricted shares terminates on each of August 1, 2015, 2016 and 2017.

Mr. Siegel’s employment agreement, as amended, further provides for payments to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Siegel’s employment agreement, dated as of November 28, 2014, was filed with the SEC as an exhibit to a Form 8-K dated December 3, 2014. The complete text of the amendment to his employment agreement was filed with the SEC as an exhibit to a Form 8-K dated April 29, 2015. Mr. Siegel’s employment agreement and the amendment are incorporated herein by reference and the foregoing description of such agreements are qualified by the text of such agreements.

Laurence Winoker

During 2016, Laurence Winoker was employed by us as our Senior Vice-President — Finance, Treasurer and Chief Financial Officer pursuant to an employment agreement dated as of June 28, 2007, as amended as of March 8, 2010 and April 12, 2012 and as amended and restated as of September 10, 2015 (the “Winoker Amended and Restated Employment Agreement”).

The Winoker Amended and Restated Employment Agreement, provides for an annual base salary of $425,000 for 2016 and an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Non-Equity Incentive Plan Compensation. The Winoker Amended and Restated Employment Agreement also provides for certain perquisites including Company-paid automobile related expenses.

The Winoker Amended and Restated Employment Agreement further provides for payments to Mr. Winoker upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Winoker’s employment agreement, dated as of June 28, 2007, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the first amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the second amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated April 16, 2012. The complete text of the Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated September 16, 2015. Mr. Winoker’s employment agreement, the first amendment to his employment agreement, the second amendment to his employment agreement and the Amended and Restated Employment Agreement are incorporated herein by reference and the foregoing descriptions of such agreements are qualified by the texts of such agreements.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED DECEMBER 31, 2016

The following table sets forth information regarding grants of plan-based compensation to the NEOs during 2016.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey Siegel
Annual Incentive Plan (3)		$625,000	$1,250,000	$2,250,000
Restricted shares	June 9, 2016							6,000(4)			$94,140
Performance shares	June 9, 2016				4,500	6,000	9,000				94,140
Ronald Shiftan
Annual Incentive Plan		341,250	682,500	1,397,500
Restricted shares	June 9, 2016							6,000(4)			94,140
Performance shares	June 9, 2016				4,500	6,000	9,000				94,140
Daniel Siegel
Annual Incentive Plan		267,188	534,375	712,500
Restricted shares	June 9, 2016							6,000(4)			94,140
Performance shares	June 9, 2016				4,500	6,000	9,000				94,140
Laurence Winoker
Annual Incentive Plan		132,813	265,625	425,000
Restricted shares	June 9, 2016							4,000(4)			62,760
Performance shares	June 9, 2016				3,000	4,000	6,000				62,760

Notes:

(1)	The threshold, target and maximum payouts disclosed in the table above include the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus for each of the named executive officers for the fiscal year ended December 31, 2016.

(2)	The threshold, target and maximum performance share awards represent possible future payouts of common stock underlying performance share awards granted on June 9, 2016 to each of the named executive officers. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2016 through December 31, 2018), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the Amended and Restated 2000 Long Term Incentive Plan.

(3)	The threshold, target and maximum payouts under non-equity incentive plan awards pursuant to Jeffrey Siegel’s Amended and Restated Employment Agreement, effective as of January 1, 2017, would be $618,750, $1,237,500 and $2,227,500, respectively.

(4)	Represents restricted stock granted under the Amended and Restated 2000 Long Term Incentive Plan. The restricted stock vests in equal installments on the first, second, third and fourth anniversaries of the grant date.

STOCK VESTED DURING FISCAL YEAR ENDED DECEMBER 31, 2016

	Option Awards		Restricted Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on Vesting ($)
Jeffrey Siegel	-	-	1,250	$19,150
Ronald Shiftan	-	-	2,917	48,739
Daniel Siegel	8,750	$52,201	2,917	42,838
Laurence Winoker	-	-	625	9,575

OUTSTANDING EQUITY AWARDS HELD BY NEOs AT DECEMBER 31, 2016

	Option Awards						Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Jeffrey Siegel

Stock Options	15,000	(1)			4.60	November 9, 2018

	100,000	(2)			13.27	May 6, 2020

	150,000	(3)			11.73	March 3, 2021

	30,000	(4)			11.64	April 30, 2022

	18,000	(5)	6,000	(5)	12.79	May 6, 2023

	100,000	(6)			18.04	March 12, 2024

	8,000	(7)	8,000	(7)	19.10	April 29, 2024

Restricted Shares							3,750	(8)	66,563	(12)

							6,000	(9)	106,500	(12)

Performance Shares											5,000	(10)	88,750	(12)

											6,000	(11)	106,500	(12)
Ronald Shiftan

Stock Options	15,000	(13)			4.60	November 9, 2018

	50,000	(2)			13.27	May 6, 2020

	20,000	(14)			10.79	June 15, 2021

	20,000	(4)			11.64	April 30, 2022

	100,000	(15)			10.72	January 2, 2018

	12,000	(5)	4,000	(5)	12.79	May 6, 2023

	8,000	(7)	8,000	(7)	19.10	April 29, 2024

	16,667	(16)	33,333	(16)	13.26	January 1, 2021

Restricted Shares							3,750	(8)	66,563	(12)

							3,333	(17)	59,161	(12)

							6,000	(9)	106,500	(12)

Performance Shares											5,000	(10)	88,750	(12)
											6,000	(11)	106,500	(12)

	Option Awards						Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Daniel Siegel

Stock Options	25,000	(2)			$13.27	May 6, 2020

	10,000	(4)			11.64	April 30, 2022

	12,000	(5)	4,000	(5)	12.79	May 6, 2023

	8,000	(7)	8,000	(7)	19.10	April 29, 2024

Restricted Shares							3,750	(8)	66,563	(12)

							1,666	(18)	29,572	(12)

							6,000	(9)	106,500	(12)

Performance Shares											5,000	(10)	88,750	(12)

											6,000	(11)	106,500	(12)
Laurence Winoker

Stock Options	75,000	(19)			20.81	July 1, 2017

	5,000	(20)			4.60	November 9, 2018

	25,000	(21)			2.19	April 2, 2019

	20,000	(2)			13.27	May 6, 2020

	10,000	(14)			10.79	June 15, 2021

	10,000	(4)			11.64	April 30, 2022

	6,000	(5)	2,000	(5)	12.79	May 6, 2023

	4,000	(7)	4,000	(7)	19.10	April 29, 2024

Restricted Shares							1,875	(8)	33,281	(12)

							4,000	(9)	71,000	(12)

Performance Shares											2,500	(10)	44,375	(12)

											4,000	(11)	71,000	(12)

Notes:

(1)	This option was granted on November 10, 2008 and vested quarterly through December 31, 2010.

(2)	This option was granted on May 7, 2010 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(3)	This option was granted on March 4, 2011 and vested 33% a year in three equal annual installments on each of December 31, 2011, 2012 and 2013.

(4)	This option was granted on May 1, 2012 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(5)	This option was granted on May 7, 2013 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(6)	This option was granted on March 13, 2014 and vested 33% a year in three equal annual installments commencing on December 31, 2014.

(7)	This option was granted on April 30, 2014 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(8)	These Restricted shares were granted on June 10, 2015 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.

(9)	These Restricted shares were granted on June 9, 2016 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.

(10)

These Performance share awards were granted on June 10, 2015. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2015 through December 31, 2017), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of Performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the Performance share awards vesting at 100% of the target.

(11)

These Performance share awards were granted on June 9, 2016. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2016 through December 31, 2018), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of Performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the Performance share awards vesting at 100% of the target.

(12)	Calculated using a price per shares of $17.75, the closing market price of the Company’s common stock as reported by the NASDAQ Stock Market on December 30, 2016, the end of the Company’s last completed fiscal year.
(13)	This option was granted on November 10, 2008 and vested quarterly through June 30, 2010.
(14)	This option was granted on June 16, 2011 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(15)	This option was granted on January 2, 2013 and vested 20% on December 31, 2013 with the balance vesting in four equal semiannual installments commencing on June 30, 2014.
(16)	This option was granted on December 31, 2015 and vests 33% a year in three equal annual installments on each of December 31, 2016, 2017 and 2018.
(17)	These Restricted shares were granted on November 24, 2015 and vest 33% a year in three equal installments on each of December 31, 2016, 2017 and 2018.
(18)	These Restricted shares were granted on November 28, 2014 and vest 33.3% per year in three equal annual installments commencing August 1, 2015.
(19)	This option was granted on July 2, 2007 and vested 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.
(20)	This option was granted on November 10, 2008 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(21)	This option was granted on April 3, 2009 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that we have entered into with each of the NEOs require us to make certain payments to these individuals in the event of a termination of their employment or a change in control of the Company. We believe that the arrangements with respect to a change in control are appropriate to allow the NEOs to focus on our interests in a change of control situation without distractions relating to their employment. Notwithstanding provisions contained in the respective NEOs employment agreements, all equity awards are subject to the provisions of the Amended and Restated 2000 Long-Term Incentive Plan, as it may be amended from time to time.

The following table shows estimated payments that would have been made to each of our NEOs pursuant to their employment agreements as of December 31, 2016 under various scenarios involving a termination of employment or a change in control of the Company, assuming that each individual’s employment was terminated or a change in control of the Company had occurred on December 31, 2016 and using the closing market price of our common stock as of December 31, 2016:

Upon Termination as a Result of a Disability

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$6,090,854	$3,611,900	$237,500	$212,500

Awarded but unpaid bonus	1,162,316	701,056	592,200	291,494

Options (intrinsic value)	29,760	169,505	--	--

Restricted shares (intrinsic value)	--	232,223	--	--

Accrued salary	19,231	12,500	9,135	8,173

Accrued vacation	38,462	25,000	18,269	16,346

TOTAL	$7,340,623	$4,752,184	$857,104	$528,513

Upon Termination as a Result of a Death

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$6,090,854	$3,611,900	$--	$--

Awarded but unpaid bonus	1,162,316	701,056	592,200	291,494

Options (intrinsic value)	29,760	169,505	--	--

Accrued salary	19,231	12,500	9,135	8,173

Accrued vacation	38,462	25,000	18,269	16,346

TOTAL	$7,340,623(1)	$4,519,961	$619,604	$316,013

Upon Termination by the Company for Cause or by the Executive Without Good Reason

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Awarded but unpaid bonus	$--	$--	$592,200	$291,494

Accrued salary	19,231	12,500	9,135	8,173

Accrued vacation	38,462	25,000	18,269	16,346

TOTAL	$57,693	$37,500	$619,604	$316,013

Upon Termination as a Result of a Change in Control of the Company

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$6,090,854	$3,611,900	$1,788,133	$1,285,291

Awarded but unpaid bonus	1,162,316	701,056	592,200	291,494

Options (intrinsic value)	29,760	169,505	19,840	9,920

Restricted shares (intrinsic value)	--	232,223	202,634	104,281

Health benefits	--	13,544	9,630	6,772

Insurance or professional fee reimbursement	--	150,000	--	--

Accrued salary	19,231	12,500	9,135	8,173

Accrued vacation	38,462	25,000	18,269	16,346

TOTAL	$7,340,623 (1)	$4,915,728	$2,639,841	$1,722,277

Upon All Other Termination by the Company or by the Executive for Good Reason

Payment	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$6,090,854 (2)	$3,611,900(3)	$1,788,133 (4)	$1,285,291(5)

Awarded but unpaid bonus	1,162,316	701,056	592,200	291,494

Options(intrinsic value)	29,760	169,505	19,840	9,920

Restricted shares (intrinsic value)	--	232,223	202,634	104,281

Health benefits	--	13,544	9,630	6,772

Insurance reimbursement	--	150,000	--	--

Accrued salary	19,231	12,500	9,135	8,173

Accrued vacation	38,462	25,000	18,269	16,346

TOTAL	$7,340,623	$4,915,728	$2,639,841	$1,722,277

Note:

(1)

Jeffrey Siegel’s employment agreement as of March 12, 2014 and as amended and restated as of January 12, 2017 contains additional provisions regarding termination of employment and change of control, effective as of January 1, 2017. In the event of Mr. Siegel’s death, all restrictions on his then-outstanding restricted stock shall immediately terminate. Upon termination as the result of a change in control, all of Mr. Siegel’s then-outstanding stock options shall immediately vest and be exercisable and all restrictions on his restricted stock shall immediately terminate.

(2)

Effective as of January 1, 2017, $4,295,257 of such cash severance amount would be payable to Mr. Siegel pursuant to his current employment agreement if the agreement were terminated by non-renewal upon the expiration of the term of his employment under his employment agreement.

(3)

$1,285,496 of such cash severance amount would be payable to Mr. Shiftan pursuant to his employment agreement if the agreement were terminated by non-renewal upon the expiration of the term of his employment under his employment agreement.

(4)

$475,000 of such cash severance amount would be payable to Mr. Siegel pursuant to his employment agreement if the agreement were terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

(5)

$425,000 of such cash severance amount would be payable to Mr. Winoker pursuant to his employment agreement if the agreement were terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

Jeffrey Siegel

Jeffrey Siegel’s employment agreement dated as of March 12, 2014 and as amended and restated as of January 12, 2017 contains the following provisions regarding termination of employment and change of control.

Termination for cause; resignation without good reason

If Mr. Siegel’s employment is terminated by us for cause or if Mr. Siegel resigns other than for good reason, Mr. Siegel shall be entitled to be paid the following amounts (collectively, the “Accrued Obligations”):

●	His salary accrued up to and including the date of termination or resignation of his employment,
●	An amount in lieu of any accrued but unused vacation time, and
●	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Siegel shall be entitled to exercise any then-outstanding stock options granted to Mr. Siegel that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination

If Mr. Siegel’s employment is terminated (i) by us for any reason other than cause, (ii) by Mr. Siegel for good reason, (iii) by us or Mr. Siegel due to Mr. Siegel’s disability or (iv) by reason of Mr. Siegel’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Siegel shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Siegel’s Involuntary Termination, we shall pay to Mr. Siegel as severance (the “Severance Payments”) the following amounts:

●	3.0 times his salary,
●

3.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel with respect to each of the two immediately preceding years, and

●

If termination occurs on or prior to June 30 of any year, the pro-rated Annual Adjusted IBIT Performance Bonus for the year in which such Involuntary Termination occurs accrued to the date of termination and if termination occurs on or following July 1 of any year, the Annual Adjusted IBIT Performance Bonus for the year in which such Involuntary Termination occurs accrued to the date of termination (without pro-ration).

Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Siegel’s employment with us ends at the expiration or non-renewal of the term of his employment under his employment agreement.

In addition, Mr. Siegel shall continue to participate, at our expense, in our health and medical plans and in any other benefits provided by us to Mr. Siegel at the time of such Involuntary Termination until the end of the term of his employment under his employment agreement or until Mr. Siegel obtains other employment, whichever occurs first.

In addition, in the event of Mr. Siegel’s Involuntary Termination, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Involuntary Termination in connection with certain changes in control

If, during the term of his employment we undergo a change in control and either (i) Mr. Siegel’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Siegel undergoes an Involuntary Termination and within 90 days of the Involuntary Termination we execute a definitive agreement to enter into a transaction the consummation of which would result in a change in control and such transaction is actually consummated, then Mr. Siegel shall be entitled to all payments and benefits as outlined under the Involuntary Termination section above. All of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on his restricted stock shall immediately terminate. We shall make the payments and provide the benefits to be paid and provided under his employment agreement. However, if all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit to him if such reduction were not made.

Termination due to disability

In the event of Mr. Siegel’s disability, either we or Mr. Siegel shall be entitled to terminate Mr. Siegel’s employment. In the event that Mr. Siegel elects to terminate his employment due to disability, such termination shall be deemed to be an Involuntary Termination and Mr. Siegel shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Siegel at the time of his disability. In addition, in the event Mr. Siegel’s employment is terminated due to disability, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Death

Except in certain circumstances, no further salary or benefits shall be payable under the Employment Agreement following the date of Mr. Siegel’s death. In the event of Mr. Siegel’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Siegel’s beneficiary. Mr. Siegel’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Siegel at the time of death. In addition, in the event of Mr. Siegel’s death, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and the restrictions on his restricted stock shall immediately terminate.

Termination upon expiration of term

If Mr. Siegel’s employment is terminated by reason of the expiration of the term of his employment under his employment agreement, Mr. Siegel shall be entitled to payment of the Accrued Obligations. In addition, in such event, we shall pay Mr. Siegel as severance an amount equal to:

●	2.0 times his salary,
●

2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel, with respect to the year ending on the date on which Mr. Siegel’s employment is terminated by reason of the expiration of the term and each of the two immediately preceding years, and

●	All of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Continuation of life insurance

Notwithstanding the termination of Mr. Siegel’s employment (other than for cause or by reason of his death) we shall continue to provide reimbursement for the premiums on the life insurance policies on the life of Mr. Siegel that we are required to provide reimbursement for pursuant to his employment agreement immediately prior to such termination.

Ronald Shiftan

Ronald Shiftan’s Amended and Restated Employment Agreement dated as of August 10, 2009, as amended as of November 9, 2010, as amended and restated as of December 20, 2012 and as amended and restated as of November 24, 2015 contains the following provisions regarding termination of employment and change of control.

Termination for cause; resignation without good reason

If Mr. Shiftan’s employment is terminated by us for cause or if Mr. Shiftan resigns other than for good reason, Mr. Shiftan shall be entitled to be paid the following amounts (collectively, the “Accrued Obligations”):

●	His salary accrued up to and including the date of termination or resignation of his employment,
●	An amount in lieu of any accrued but unused vacation time, and
●	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Shiftan shall be entitled to exercise any then-outstanding stock options granted to Mr. Shiftan that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination

If Mr. Shiftan’s employment is terminated (i) by us for any reason other than cause, (ii) by Mr. Shiftan for good reason, (iii) by us or Mr. Shiftan due to Mr. Shiftan’s disability or (iv) by reason of Mr. Shiftan’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Shiftan shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, we shall pay to Mr. Shiftan as severance (the “Severance Payments”) the following amounts:

●	3.0 times his salary,
●

3.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Shiftan with respect to each of the two immediately preceding years, and

●	The Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Shiftan’s employment with us ends at the expiration or non-renewal of the term of his employment under his employment agreement.

In addition, Mr. Shiftan shall continue to participate, at our expense, in our health and medical plans and in any other benefits provided by us to Mr. Shiftan at the time of such Involuntary Termination until the end of the term of his employment under his employment agreement or until Mr. Shiftan obtains other employment, whichever occurs first. Furthermore, in the event of Mr. Shiftan’s Involuntary Termination, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on Mr. Shiftan’s restricted shares shall immediately terminate.

Involuntary Termination in connection with certain changes in control

If, during the term of Mr. Shiftan’s employment we undergo a change in control and either (i) Mr. Shiftan’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Shiftan undergoes an Involuntary Termination and within 90 days of the Involuntary Termination we execute a definitive agreement to enter into a transaction the consummation of which would result in a change in control and such transaction is actually consummated, then Mr. Shiftan shall be entitled to all payments, benefits and stock-based compensation as outlined under the Involuntary Termination section above. We shall make the payments and provide the benefits to be paid and provided under his employment agreement. However, if all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Shiftan shall exceed the net after-tax benefit if such reduction were not made.

Termination due to disability

In the event of Mr. Shiftan’s disability, either we or Mr. Shiftan shall be entitled to terminate Mr. Shiftan’s employment. In the event that Mr. Shiftan elects to terminate his employment due to disability, such termination shall be deemed to be an Involuntary Termination and Mr. Shiftan shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Shiftan at the time of his disability. In addition, in the event Mr. Shiftan’s employment is terminated due to disability, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on Mr. Shiftan’s restricted shares shall immediately terminate.

Death

Except in certain circumstances, no further salary or benefits shall be payable under Mr. Shiftan’s employment agreement following the date of Mr. Shiftan’s death. In the event of Mr. Shiftan’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Shiftan’s beneficiary. Mr. Shiftan’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Shiftan at the time of death. In addition, in the event of Mr. Shiftan’s death, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Termination upon expiration of term

If Mr. Shiftan’s employment is terminated by reason of the expiration of the term of his employment under his employment agreement, Mr. Shiftan is entitled to payment of the Accrued Obligations. In addition, in such event, we shall pay Mr. Shiftan as severance an amount equal to:

●	1.0 times his salary, and
●

The average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Shiftan, with respect to the year ending on the date on which Mr. Shiftan’s employment is terminated by reason of the expiration of the term and each of the two immediately preceding years.

●	All of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Daniel Siegel

Daniel Siegel’s Employment Agreement dated as of November 28, 2014 and amended as of April 27, 2015, contains the following terms regarding termination of employment and change of control.

General

Without limiting the generality of the termination provisions contained in Mr. Siegel’s employment agreement, as amended, if Mr. Siegel’s employment is terminated during the term of his employment agreement for any reason, we shall pay Mr. Siegel the following amounts (collectively, “Accrued Obligations”):

●	His base salary for the period accrued up to and including the date of termination of his employment,
●	An amount in lieu of any accrued but unused vacation time,
●	The amount of any unreimbursed expenses,
●	The amount of any unpaid Adjusted IBIT Performance Bonus and Individual Goal Bonus, including any Pro-Rated Performance Bonus, and
●	The benefits with respect to stock options and restricted stock, as provided for in his employment agreement.

Termination due to death

If Mr. Siegel’s employment is terminated by reason of Mr. Siegel’s death, then Mr. Siegel’s estate shall receive payment of the amounts provided as Accrued Obligations.

Termination due to permanent disability

In the event that Mr. Siegel’s employment is terminated due to total disability, in addition to the Accrued Obligations, Mr. Siegel shall receive an amount equal to his base salary for a period of six months from the date of termination.

Termination by Mr. Siegel voluntarily;

termination by the Company for cause

Upon any termination of Mr. Siegel’s employment either (i) voluntarily by Mr. Siegel (except if he is voluntarily terminating his employment due to a change of control or for good reason) or (ii) by us for cause, all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of the Accrued Obligations.

Termination by the Company without cause;

termination by Mr. Siegel for good reason;

election not to offer new employment

In the event that (i) Mr. Siegel’s employment is terminated by us without cause, or (ii) his employment agreement is terminated by Mr. Siegel for good reason or (iii) we choose not to offer further employment to Mr. Siegel beyond the initial term or any renewal term, if applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Siegel than the terms and conditions of his employment agreement, and a change of control has not occurred, then the following conditions shall apply.

If Mr. Siegel’s employment is terminated by us without cause, then Mr. Siegel shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in Mr. Siegel’s employment agreement for a period of 12 months,

●	2.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel with respect to the two immediately preceding years, and
●

Mr. Siegel’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Siegel on which any restrictions shall not have terminated shall immediately terminate.

If Mr. Siegel’s employment is terminated by Mr. Siegel for good reason, then Mr. Siegel shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in Mr. Siegel’s employment agreement for a period of 12 months,
●	2.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel with respect to the two immediately preceding years, and
●

Mr. Siegel’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Siegel on which any restrictions shall not have terminated shall immediately terminate.

If we do not offer employment to Mr. Siegel beyond the initial term or any renewal term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Siegel than the terms and conditions of his employment agreement, as amended, then, subject to the provisions of his employment agreement, as amended, upon the normal expiration of the initial term or any renewal term of his employment, as applicable, Mr. Siegel shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in Mr. Siegel’s employment agreement for a period of 12 months,
●

1.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 12 months from the date of expiration of the initial term or any renewal term of his employment, as applicable,

●

The Performance Bonus for the fiscal year in which the effective date of the expiration occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid, and

●

Mr. Siegel’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Siegel on which any restrictions shall not have terminated shall immediately terminate.

Termination by Mr. Siegel or the Company

due to a change of control

In the event that Mr. Siegel’s employment is terminated by Mr. Siegel or us due to a change of control, Mr. Siegel shall be entitled to receive:

●	The Accrued Obligations,
●	A cash payment equal to 200% of his annual base salary in effect at the effective date of the change of control,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel with respect to the two immediately preceding years,
●	Certain benefits set forth in his employment agreement for a period of 12 months, and
●

All of Mr. Siegel’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on shares of restricted stock granted by us to Mr. Siegel on which any restrictions shall not have terminated shall immediately terminate.

If, however, all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit to him if such reduction were not made.

Laurence Winoker

Laurence Winoker’s Employment Agreement dated as of June 28, 2007, as amended as of March 8, 2010, as amended as of April 12, 2012 and as amended and restated as of September 10, 2015, contains the following terms regarding termination and change of control.

General

Without limiting the generality of the termination provisions contained in Mr. Winoker’s employment agreement, as amended and restated, if Mr. Winoker’s employment is terminated during the term of his employment agreement for any reason, we shall pay Mr. Winoker the following amounts (collectively, “Accrued Obligations”):

●	His base salary for the period accrued up to and including the date of termination of his employment,
●	An amount in lieu of any accrued but unused vacation time,
●	The amount of any unreimbursed expenses,
●	The amount of any unpaid Adjusted IBIT Performance Bonus and Individual Goal Bonus, including any Pro-Rated Performance Bonus, and
●	The benefits with respect to stock options and restricted stock, as provided for in his employment agreement.

Termination due to death

If Mr. Winoker’s employment is terminated by reason of Mr. Winoker’s death, then Mr. Winoker’s estate shall receive payment for amounts provided as Accrued Obligations.

Termination due to permanent disability

In the event that Mr. Winoker’s employment is terminated due to total disability, in addition to the Accrued Obligations, Mr. Winoker shall receive an amount equal to his base salary for a period of six months from the date of termination.

Termination by Mr. Winoker voluntarily;

termination by the Company for cause

Upon any termination of Mr. Winoker’s employment agreement either (i) voluntarily by Mr. Winoker (except if he is voluntarily terminating his employment due to a change of control or for good reason) or (ii) by us for cause, all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of Accrued Obligations.

Termination by the Company without cause;

termination by Mr. Winoker for good reason;

election not to offer new employment

In the event that (i) Mr. Winoker’s employment is terminated by us without cause, or (ii) Mr. Winoker’s employment is terminated by Mr. Winoker for good reason or (iii) we choose not to offer further employment to Mr. Winoker beyond the initial term or any renewal term, if applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his amended and restated employment agreement, and a change of control has not occurred, then the following conditions shall apply;

If Mr. Winoker’s employment is terminated by us without cause, then Mr. Winoker shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in his amended and restated employment agreement for a period of 12 months,
●	2.0 times Mr. Winoker’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Winoker with respect to the two immediately preceding years, and

●

Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

If Mr. Winoker’s employment is terminated by Mr. Winoker for good reason, then Mr. Winoker shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in his amended and restated employment agreement for a period of 12 months,
●	2.0 times Mr. Winoker’s base salary as in effect at the effective date of termination payable over a period of 24 months from the effective date of termination,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Winoker with respect to the two immediately preceding years and
●

Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

If we do not offer employment to Mr. Winoker beyond the initial term or any renewal term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his amended and restated employment agreement, then, subject to the provisions of his amended and restated employment agreement, upon the normal expiration of the initial term or any renewal term of his employment, as applicable, Mr. Winoker shall be entitled to receive:

●	The Accrued Obligations,
●	Certain benefits set forth in his amended and restated employment agreement for a period of 12 months,
●

An amount equal to Mr. Winoker’s base salary as in effect upon the expiration of the initial term or any renewal term of his amended and restated employment agreement, as applicable, payable over a period of 12 months from the expiration of the initial term or any renewal term, as applicable,

●

The Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid, and

●

Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

Termination by Mr. Winoker or the Company

due to a change of control

In the event that Mr. Winoker’s employment is terminated by Mr. Winoker or us due to a change of control, Mr. Winoker shall be entitled to receive:

●	The Accrued Obligations,
●	A cash payment equal to 200% of Mr. Winoker’s annual base salary in effect at the effective date of the change of control,
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid,

●	2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Winoker with respect to the two immediately preceding years,
●	Certain benefits set forth in his amended and restated employment agreement for a period of 12 months, and
●

All of Mr. Winoker’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on shares of restricted stock granted by us to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate.

If, however, all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Winoker shall exceed the net after-tax benefit to him if such reduction were not made.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

Our Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2017. Ernst & Young has audited our financial statements since 1984.

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by our Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2016 and 2015:

	2016	2015

Audit fees	$1,777,000	$1,652,000

Audit-related fees	247,000	13,000

Tax fees	777,000	391,000

All other fees	2,000	2,000

TOTAL	$2,803,000	$2,058,000

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of our financial statements, the quarterly reviews of our financial statements included in our Forms 10-Q, fees related to our annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees as well as other audit and due diligence procedures in connection with acquisitions or dispositions.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit our financial statements for the fiscal year ending December 31, 2017, our Audit Committee reviewed past audit, audit related and other non-audit services performed during 2016. In selecting Ernst & Young, our Audit Committee carefully considered their independence. Our Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to our Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment, our Audit Committee will reconsider whether to retain Ernst & Young, but may ultimately decide to retain them. Any decision to retain Ernst & Young or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of Ernst & Young, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2017 if it determines that it would be in the Company’s best interests.

Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

Our Board and Audit Committee unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors (the “Audit Committee”) reviewed and discussed the consolidated financial statements of the Company and our subsidiaries that are set forth in our 2016 Annual Report to Stockholders and in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016 with our management and with Ernst & Young LLP, our independent registered public accounting firm.

Our Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard No.1301, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements and the adequacy of internal controls.

Our Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with our management and with Ernst & Young LLP, referred to above, our Audit Committee recommended to our Board that we publish the consolidated financial statements of the Company and our subsidiaries for the year ended December 31, 2016 in our Annual Report on Form 10-K for the year ended December 31, 2016.

May 1, 2017

The Audit Committee
William U. Westerfield – Chair
Cherrie Nanninga
Michael J. Regan

LIMITATION ON DIRECTORS AND OFFICERS LIABILITY

Our Second Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our officers and directors which provide that we will indemnify the indemnitee against expenses, including reasonable attorney’s fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as our director, officer, employee or agent. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

We maintain directors and officers liability insurance policies. The policies insure our directors and officers against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, the Chairman of our Board and our Chief Executive Officer, are employed by us, as follows:

●

Clifford Siegel, a son of Jeffrey Siegel, is employed by us as our Executive Vice-President – Global Supply Chain. His compensation in 2016 included earned cash compensation of $623,076, a grant of 4,000 restricted shares of our common stock, and a grant of 4,000 performance share awards.

●

James Wells, a son-in-law of Jeffrey Siegel, is employed by us as our Executive Vice-President and President of the Kitchenware Division. His compensation in 2016 included earned cash compensation of $688,724, a grant of 2,500 restricted shares of our common stock, and a grant of 2,500 performance share awards.

As previously described, Jeffrey Siegel is also the father of Daniel Siegel, who is a NEO, and a cousin of Craig Phillips, who is a director.

RELATED-PARTY TRANSACTIONS

Our policies and procedures regarding transactions with related persons are set forth in writing in our Code of Ethics, as supplemented by the Code of Conduct, which requires that our Audit Committee must review and approve any “related party” transaction, as defined in Item 404(a) of Regulation S-K, before it is consummated. The Audit Committee of our Board is responsible for reviewing such policies and procedures pursuant to its charter, which states that the Audit Committee will “review and approve related-party transactions submitted by management after management’s evaluation of the terms of such transaction.” We also attempt to identify related party transactions each year by requiring directors and executive officers to complete a questionnaire that provides relevant information to assist in identifying such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any of our equity securities. Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company’s executive officers, directors and 10% stockholders during the year, if any we believe that all Section 16 filing requirements applicable to its executive officers, directors and 10% stockholders were complied with during 2016.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company is providing stockholders with an advisory (non-binding) vote on the overall compensation of the Company’s named executive officers.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short- and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders. The Company is committed to tie pay to performance. Reflecting this commitment, upon the recommendation of the Compensation Committee, in 2015 the Board of Directors restructured the Company’s historical equity compensation program to be a program consisting of a mix of 50% time-based restricted stock awards and 50% performance-based stock awards. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. The Company also uses other selected performance measures for the 2016 Non-equity Incentive Plan Compensation awarded pursuant to the Company’s Amended 2000 Incentive Bonus Compensation Plan. Please read the “Compensation Discussion and Analysis” beginning on page 23 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2016 compensation of the Company’s named executive officers.

The Board requests stockholders indicate their support of the named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory, as required pursuant to Section 14A of the Exchange Act, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee, which is comprised entirely of independent directors, value the opinions of its stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Proposal No. 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to indicate how frequently the Company should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this Proxy Statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate for the Company.

In formulating its recommendation, the Board of Directors considered that an advisory vote on executive compensation once every three years is in the Company’s best interest, as a three-year frequency:

●	Ensures the continuing focus of the Company’s executive officers on both short-term and long-term business objectives;

●	Avoids the encouragement or incentive for excessive short-term risk taking;

●

Provides the Board with sufficient time to thoughtfully consider the results of the advisory vote and consider implementation of any desired changes to the Company’s executive compensation philosophy, policies and procedures; and

●

Provides investors with sufficient time to evaluate the effectiveness of the Company’s compensation relative to long-term performance and also provides the Company with sufficient time to engage with investors to better understand their views about the Company’s compensation programs.

For the reasons stated above, the Board of Directors is recommending a vote for a three-year frequency for the non-binding stockholder vote relating to the compensation of the Company’s named executive officers. Each proxy card provides for four choices with respect to this proposal: a one, two or three-year frequency or an opportunity to abstain from voting.

The vote on the frequency of an advisory vote on executive compensation is advisory, as required pursuant to Section 14A of the Securities Exchange Act, and not binding on the Board of Directors or the Company in any way. The Board may decide that it is in the best interests of its stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the option of a three-year interval as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

Proposal No. 5

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S

2000 INCENTIVE BONUS COMPENSATION PLAN

Subject to stockholder approval, our Board of Directors has approved an amendment and restatement of the Company’s 2000 Incentive Bonus Compensation Plan (the “2000 Bonus Plan”). The principal changes included in the amended and restated Plan are to clarify the Plan’s eligibility criteria and to clarify the performance metrics and the ways in which they may be adjusted.

The 2000 Bonus Plan was adopted by unanimous vote of the Board of Directors, effective for the performance periods commencing on or after January 1, 2000, and approved by the Company’s stockholders on June 8, 2000. The 2000 Bonus Plan permits awards under the plan to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction a publicly held company can claim for compensation in excess of $1 million in a given year that is paid to the chief executive officer or any of the other three highest-paid officers, other than the chief financial officer, in each case serving on the last day of the fiscal year. Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. One of the Section 162(m) requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based, and (iii) the limit on the amount of compensation that could be paid to any employee. The material terms of the performance goals applicable to awards granted under the 2000 Bonus Plan were last approved by stockholders in 2012. Stockholder re-approval must be obtained at least every five years for plans, such as the 2000 Bonus Plan, that have targets or goals that the Compensation Committee has the authority to change. The 2000 Bonus Plan provides a means for the payment of performance-based cash bonuses to certain key executives of the Company while preserving the Company’s tax deduction with respect to the payment thereof.

The Board believes that, as a matter of general policy, the Company’s incentive compensation plans should be structured to permit the grant of performance-based compensation under Section 162(m), but that the Company should reserve the right to establish separate annual and other incentive compensation arrangements for certain executive officers that may not comply with the performance-based compensation exception under Section 162(m) if it determines that to do so would be in the best interests of the Company and the stockholders.

At the Annual Meeting the stockholders will be asked to approve the amended and restated 2000 Bonus Plan, including the material terms of the performance goals under the 2000 Bonus Plan so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code.

The amended and restated 2000 Bonus Plan is set forth as Appendix A to this Proxy Statement. The discussion of the amended and restated 2000 Bonus Plan which follows is intended to provide only a summary of the principal features of the plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached amended and restated 2000 Bonus Plan.

General

The purpose of the amended and restated 2000 Bonus Plan is (i) to retain and motivate key executives of the Company who have been designated as participants in this plan for a given performance period (generally, any period used to determine whether the established goals have been attained, which may be one or more fiscal years or portions thereof), by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such performance period have been achieved or exceeded and (ii) to structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) so that the Company will be entitled to a tax deduction on the payment of such incentive awards to certain key employees.

Administration

The amended and restated 2000 Bonus Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”), consisting of at least two non-employee directors, each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has broad administrative authority to, among other things, designate participants, establish performance goals, performance periods, and other terms and conditions of awards under the amended and restated 2000 Bonus Plan, determine the effect of termination of employment and “change in control” transactions (as defined in this plan) prior to the payment of an award, and interpret and administer this plan. No payments may be made under the amended and restated 2000 Bonus Plan unless and until the Compensation Committee has certified the extent to which the applicable performance goals have been satisfied.

Eligibility of Awards

Participants in the amended and restated 2000 Bonus Plan for any given performance period may include any key employee of the Company or a subsidiary who is designated as a participant for such period by the Compensation Committee. As of April 28, 2017, four individuals are eligible to be participants in the amended and restated 2000 Bonus Plan. The participants in the amended and restated 2000 Bonus Plan for any given period will be designated by the Compensation Committee, in its sole discretion, before the end of the 90th day of each performance period or the date on which 25% of such performance period has been completed (such period, the “Applicable Period”). This determination may vary from period to period, and will be based primarily on the Compensation Committee’s judgment as to which key employees are likely to be subject to the limitations of Section 162(m) as of the end of the fiscal year for which any applicable payments would be deductible, and which are reasonably expected to have compensation in excess of $1 million, which is not otherwise exempt from the Section 162(m) deduction limit.

General Performance Goals

Within the Applicable Period, the Compensation Committee will specify the applicable performance criteria and performance goals to be used under the Bonus Plan for such performance period. These performance criteria may vary from participant to participant and will be based on one or more of the following Company, subsidiary, operating unit, or division financial performance measures: pre-tax or after-tax net income; operating income; gross revenue; profit margin; stock price; cash flows; or strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures, or any combination thereof, in each case before or after such objective income and expense allocations or adjustments, including with respect to interest expense, depreciation expense or financing expense, as the Compensation Committee may specify within the Applicable Period. The performance goals may be (i) expressed on an absolute or relative basis; (ii) based on internal targets; (iii) based on comparison(s) with prior performance; and/or (iv) based on comparison(s) to the prior or current performance of other companies, and (v) in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. For example, an income-based performance measure could be expressed in a number of ways, such as net earnings per share, or return on equity, and with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year’s performance, or current or previous peer group performance. The amended and restated 2000 Bonus Plan provides that the achievement of such goals must be substantially uncertain at the time they are established, and awards are subject to the Compensation Committee’s right to reduce the amount of any award payable as a result of such performance as discussed below. The measures used in setting performance goals under the amended and restated 2000 Bonus Plan for any given performance period shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) changes in accounting, unless, the Compensation Committee decides otherwise within the Applicable Period or (ii) acquisition expenses and restructuring and impairment charges. In setting the performance goals during the Applicable Period, the Compensation Committee may provide for adjustments in respect of gains or losses on retirement of debt, non-operating income or losses, discontinued operations, litigation or claim judgments, changes in law, out of period expenses or income and such other adjustments as it deems appropriate, to the extent consistent with Section 162(m) of the Code. The aforementioned adjustments may also apply to equity in income or loss of unconsolidated investees.

The target bonus opportunity for each participant maybe be expressed as a dollar-denominated amount or by reference to a formula, such as a multiple of base salary or a percentage share of a bonus pool to be created under the amended and restated 2000 Bonus Plan, provided that, if a pool approach is used, the total bonus opportunities represented by the shares designated for the participants may not exceed 100% of the pool, and the Compensation Committee has the sole discretion to reduce (but not increase) the actual bonuses awarded under the amended and restated 2000 Bonus Plan. The actual bonus awarded to any given participant at the end of a performance period will be based on the extent to which the applicable financial performance goals for such performance period are achieved, as determined by the Compensation Committee. The maximum bonus payable under the amended and restated 2000 Bonus Plan to any one individual in any one calendar year is $5 million.

Amendment / Termination

The Board may at any time amend or terminate the amended and restated 2000 Bonus Plan, provided that (i) without the participant’s written consent, no such amendment or termination will adversely affect the annual bonus rights (if any) of any already designated participant for a given performance period once the participant designations and performance goals for such performance period have been announced; and (ii) the Board is authorized to make any amendments necessary to comply with applicable regulatory requirements, including, without limitation, Section 162(m). Amendments to the amended and restated 2000 Bonus Plan will require stockholder approval if required under Section 162(m).

New Plan Benefits

The Compensation Committee will use its discretion in selecting the participants under the amended and restated 2000 Bonus Plan and the particular performance goals and other terms applicable to those participants. The table below shows, as to each of our executive officers named in the Summary Compensation Table of this Proxy Statement and the various indicated individuals and groups, the payments made in respect of 2016 performance under the amended and restated 2000 Bonus Plan.

Name and Title	Dollar Value ($)
Jeffrey Siegel Chairman of our Board, Chief Executive Officer	$1,412,316
Ronald Shiftan Vice Chairman of our Board, Chief Operating Officer	$798,556
Daniel Siegel President	$592,200
Laurence Winoker Senior Vice President-Finance, Treasurer, Chief Financial Officer	$291,494

All current executive officers as a group (four persons)	$3,094,566

The awards currently outstanding under the 2000 Bonus Plan are the Performance Bonuses for 2017 required by Mr. Siegel’s amended and restated employment agreement, Mr. Shiftan’s third amended and restated Employment Agreement, Mr. Daniel Siegel’s employment agreement, as amended, and Mr. Winoker’s amended and restated employment agreement.

If the stockholders do not vote for the approval of this proposal with respect to the amended and restated 2000 Bonus Plan, the amendments will not be given effect and future bonuses paid pursuant to the 2000 Bonus Plan will not be eligible for the performance-based compensation exception under Section 162(m).

As noted above, the Company has reserved the right to establish separate annual and other incentive compensation arrangements that may not comply with Section 162(m) if it determines that to do so would be in the best interests of the Company and the stockholders.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the amended and restated 2000 Bonus Plan. The discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who may participate in the amended and restated 2000 Bonus Plan.

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of the award received under the amended and restated 2000 Bonus Plan in the year of such receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the participant’s total compensation is below the Section 162(m) limit or the amended and restated 2000 Bonus Plan award satisfies the requirements of the performance-based exception of Section 162(m) of the Code. If the stockholders approve this proposal, it is the Company’s intention that the amended and restated 2000 Bonus Plan be administered in a manner that preserves the Company’s deductibility of compensation under Section 162(m) of the Code.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment and restatement of the 2000 Incentive Bonus Compensation Plan.

Proposal No. 6

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF

THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

Subject to stockholder approval, our Board of Directors has approved an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”). The principal changes included in the amended and restated Plan are:

●

An increase in the number of shares of our common stock for which awards may be granted under the amended and restated Plan by 437,500 so that the aggregate number of shares issuable under the amended and restated Plan since the Plan’s inception is equal to 5,287,500; and

●	The incorporation of several additional features into the amended and restated Plan that promote good governance, which are discussed below.

In addition, we are requesting that our stockholders approve the amended and restated Plan in order to continue to permit (but not require) certain awards under the amended and restated Plan to qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The proposed amended and restated Plan is set forth as Appendix B to this Proxy Statement. The discussion of the amended and restated Plan that follows is intended to provide only a summary of the principal features of the Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached amended and restated Plan.

If our stockholders approve the amended and restated Plan, awards granted on or after June 22, 2017 will be governed by the terms of the amended and restated Plan. Awards previously granted under the Plan will continue to be governed by the applicable terms of the Plan and award agreements, and the Compensation Committee will administer such awards in accordance with the Plan, without giving effect to the amendments made pursuant to the amended and restated Plan. If our stockholders do not approve the amended and restated Plan, the changes described below and the increase in shares available for issuance under the amended and restated Plan will not be given effect, and the Plan will remain in effect according to its terms.

INCREASE OF SHARES AVAILABLE FOR AWARD

In 2015, an amendment was made to the Plan to increase the aggregate limit on the number of shares of our common stock for which awards may be granted under the Plan (since its inception) to 4,850,000 shares of our common stock. Prior to this amendment, the Plan provided that awards could be granted for no more than 4,200,000 shares of our common stock. If approved, the amended and restated Plan will increase the number of shares of our common stock for which awards may be granted by 437,500 shares to 5,287,500 shares, subject to the adjustment provisions of the amended and restated Plan.

As of December 31, 2016, the number of shares available for which awards may be granted under the Plan was 414,352 shares (assuming maximum performance of performance-based awards outstanding). Subsequent to December 31, 2016, and prior to April 28, 2017, options to purchase 13,825 shares of common stock were cancelled, restricted stock and deferred stock in respect of 563 shares in the aggregate were forfeited, 11,674 shares of common stock were issued under the Plan, and awards in respect of an aggregate of 85,000 shares (including restricted stock and deferred stock and assuming maximum performance of performance-based awards) were granted under the Plan.

As of April 28, 2017, 343,740 shares were available for awards granted under the Plan, assuming maximum performance of performance-based awards, and 416,596 shares were available for awards granted under the Plan, assuming target performance of performance-based awards.

Our Board of Directors believes that this amount is not sufficient for future grants in light of our compensation structure and strategy. If this Proposal 6 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of shares for which awards may be granted under the amended and restated Plan (since inception of the Plan) will not exceed 5,287,500, subject to certain adjustments as provided in the amended and restated Plan. As further described below, awards made under the Plan and awards which are made under the amended and restated Plan, which are forfeited, terminated, surrendered, cancelled or have expired, will be disregarded for purposes of this limit.

When deciding on the number of shares to be available for awards under the amended and restated Plan, our Compensation Committee considered a number of factors, including the Company’s compensation structure and strategy, the number of shares currently available under the Plan, our past share usage, the number of shares needed for future grants, and input from our stockholders.

GOVERNANCE ASPECTS OF THE AMENDED AND RESTATED PLAN

The amended and restated Plan includes several provisions that promote good governance. These features include the following:

●	Options may not be granted with exercise prices lower than the market value of the underlying stock at the time of grant;
●	The Compensation Committee is not permitted to reprice options and SARs (defined below) without stockholder approval;
●	There is no “evergreen” feature, rather, stockholder approval is required to increase the number of shares available for grant under the plan;
●	No recycling of shares; and
●	Tax gross-ups are not allowed.

In addition, the changes to the amended and restated Plan that will, subject to stockholder approval of the amended and restated Plan, be introduced by the amended and restated Plan include the following governance features:

●

Provide that the maximum number of shares that may be subject to awards granted under the amended and restated Plan during any calendar year to any non-employee director shall not exceed 150,000 shares.

●

The one year minimum vesting period for stock options and SARs was expanded to apply to all awards granted under the amended and restated Plan, so that at the time of grant, the terms of awards granted under the Plan must provide for a vesting period of not less than one year, except in the event of a participant’s death or disability, or in the event of a change in control. Awards covering up to 5% of the shares subject to the share reserve under the amended and restated Plan as of the effective date of the amended and restated Plan may be granted without regard to this minimum vesting requirement.

●

Provide that dividends on restricted stock awards and dividend equivalents granted with respect to deferred stock and other awards may vest and be paid only if and to the extent that the related restricted stock awards, deferred stock or other awards vest and become payable.

●	Explicitly prohibit the grant of dividend equivalents in connection with stock options and SARs.
●	Explicitly limit the term of stock options and SARs granted under the amended and restated Plan to ten years from the date of grant.
●	Remove the provision that allowed the Compensation Committee to use a different definition of change in control from the definition in the Plan.
●	Update the performance metrics and other provisions related to the terms and conditions of performance-based awards granted under the amended and restated Plan.
●	Make other administrative changes.

APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS

The amended and restated Plan includes performance metrics and other provisions relating to awards that are designated as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction a publicly held company can claim for compensation in excess of $1 million in a given year that is paid to the chief executive officer or any of the other three highest-paid officers, other than the chief financial officer, in each case serving on the last day of the fiscal year. Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.

One of the Section 162(m) requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based, and (iii) the limit on the amount of compensation that could be paid to any employee. The material terms of the performance goals applicable to awards granted under the Plan were last approved by stockholders in 2015. Stockholder re-approval must be obtained at least every five years for plans, such as the Plan, that have targets or goals that the Compensation Committee has the authority to change. Even though stockholder approval is therefore not required until 2020, the Company is seeking stockholder approval in connection with approval of the amended and restated Plan.

Even though we are seeking stockholder approval for purposes of Section 162(m) of the Code, awards may be granted under the amended and restated Plan that do not qualify for the performance-based compensation exemption under Section 162(m) of the Code, and the Compensation Committee retains full discretion to determine whether or not a particular award is intended to qualify as performance-based compensation under Section 162(m) of the Code.

PURPOSE OF THE AMENDED AND RESTATED PLAN

The purpose of the amended and restated Plan is to provide a means to attract, retain, motivate and reward selected directors, officers, employees, consultants and certain service providers of the Company and its affiliates and to increase their ownership interests in the Company. Such directors, officers and employees as well as persons who provide consulting or other services to the Company or its affiliates deemed by the Compensation Committee to be of substantial value to the Company or its affiliates are eligible to be granted awards under the amended and restated Plan. Persons who have been offered employment by or have agreed to become a director of the Company or its affiliates, and persons employed by any entity that the Compensation Committee reasonably expects to become a subsidiary of the Company are also eligible to be granted awards under the amended and restated Plan. As of the date of this Proxy Statement, eight non-employee directors, 4 officers, approximately 120 employees and no consultants are eligible to participate in the Plan.

LIMITS UNDER THE AMENDED AND RESTATED PLAN

As noted above, subject to stockholder approval, the amended and restated Plan will limit the aggregate number of shares of stock for which awards may be granted under the amended and restated Plan (including awards granted under the Plan since its inception) to 5,287,500, subject to certain adjustments as provided in the amended and restated Plan.

Awards granted under the Plan and awards granted under the amended and restated Plan, which are forfeited, terminated, surrendered, cancelled or have expired, will be disregarded for purposes of this limit. Shares of stock will not again be available for award if such shares are surrendered or withheld as payment either of the exercise price of an option or SAR or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any award. Shares purchased in the open market with proceeds from option exercises shall not be available for award. The exercise or settlement of an SAR shall reduce the shares of stock available under the amended and restated Plan by the total number of shares to which the exercise or settlement of the SAR relates, not just the net amount of shares actually issued upon exercise or settlement. Awards settled solely in cash shall not reduce the number of shares of stock available for issuance under the amended and restated Plan. Any shares subject to an option (or portion thereof) that is cancelled upon exercise of a tandem SAR when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the option itself had been exercised and such shares shall no longer be available for award.

During any calendar year, no participant may be granted awards that may be settled by delivery of more than 500,000 shares of stock, subject to certain adjustments as provided in the amended and restated Plan. With respect to awards that may be settled in cash (in whole or in part), no participant may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the fair market value of 500,000 shares at the date of grant or the date of settlement of the award. In addition, during any calendar year, no participant who is a non-employee director may be granted awards that may be settled by delivery of more than 150,000 shares of stock in the aggregate, subject to certain adjustments as provided in the amended and restated Plan.

ADMINISTRATION OF THE PLAN; AMENDMENT AND TERMINATION

Unless otherwise determined by our Board of Directors, our Compensation Committee administers the amended and restated Plan and has the authority to:

●	Select persons to whom awards may be granted;
●	Determine the type or types of awards to be granted to each such person;
●

Determine the terms and conditions of awards (including, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an award, and performance conditions relating to an award);

●

Accelerate vesting of any award in connection with a participant’s death, retirement, disability or involuntary termination of employment or service, in the event of a change in control or a corporate transaction or event, or in other circumstances as the Compensation Committee deems appropriate;

●

Determine whether, to what extent and under what circumstances an award may be settled, or the exercise price of an award may be paid in cash, stock, other awards, or other property, or an award may be canceled, forfeited or surrendered;

●

Determine whether, to what extent and under what circumstances cash, stock, other awards or other property payable with respect to an award will be deferred either automatically, at the election of the Compensation Committee or at the election of the participant, consistent with Section 409A of the Code;

●

Determine the restrictions, if any, to which stock received upon exercise or settlement of award shall be subject and condition the delivery of such stock upon the execution by the participant of any agreement providing for such restrictions;

●	Prescribe the form of each award agreement;
●	Adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem advisable to administer the amended and restated Plan;
●

Correct any defect or supply any omission or reconcile any inconsistency in the amended and restated Plan and to interpret the amended and restated Plan and any award, rules and regulations, award agreement or other instrument thereunder; and

●

Make all other decisions as may be required under the terms of the amended and restated Plan or as the Compensation Committee may deem necessary or advisable for the administration of the amended and restated Plan.

Any action of the Compensation Committee with respect to the amended and restated Plan is final, conclusive and binding on all persons. Our Board will perform the functions of the Compensation Committee for purposes of granting awards to directors who serve on the Compensation Committee.

Unless the Board determines otherwise, the committee administering the amended and restated Plan shall be comprised of solely not less than two members who each qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director,” as determined in accordance with the independence standards established by NASDAQ.

The amended and restated Plan may be amended, altered, suspended, discontinued, or terminated by our Board without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our common stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although our Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable. No such action by our Board may materially impair the rights of a participant under any outstanding award.

The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any award previously granted. However, subject to the adjustment provisions of the amended and restated Plan, no such action may materially impair a participant’s rights without the participant’s consent.

TYPES OF AWARDS

Awards under the amended and restated Plan may take the form of:

●	Options to purchase shares of common stock, including incentive stock options (“ISOs”), non-qualified stock options or both;
●

Stock appreciation rights (“SARs”), whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company;

●	Restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions;
●	Deferred stock, representing the right to receive shares of stock in the future;
●	Bonus stock and awards in lieu of cash compensation;
●	Dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock; or
●	Other awards not otherwise provided for, denominated or payable in, or based upon or related to the common stock and factors which may influence the value of common stock.

Awards granted under the amended and restated Plan are generally not assignable or transferable except by the laws of descent and distribution.

Options

The Compensation Committee is authorized to grant options to purchase stock. The Compensation Committee will determine the exercise price per share of stock purchasable under an option, the time and method of exercise, and the period during which options shall be exercisable following the termination of the participant’s employment or service relationship with the Company. The exercise price may not be less than 100% of the fair market value of such stock on the grant date of the option, and the term of options may not be more than ten years from the date of grant. The Compensation Committee determines the method by which the exercise price may be paid and the form of such payment, which may include cash, stock, other awards, or other property, to the extent permitted by the terms of the amended and restated Plan. The Compensation Committee may grant options that would afford the participant with favorable treatment under the applicable tax laws, including, but not limited to ISOs. ISOs may only be granted to employees of the Company or parent or subsidiary corporation of the Company (as defined by Section 422 of the Code).

Stock Appreciation Rights

The Compensation Committee is authorized to grant SARs. An SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of the fair market value of one share of stock on the date of exercise over the exercise price of the SAR as determined by the Compensation Committee as of the grant date of the SAR, which, except with respect to tandem awards, shall not be less than the fair market value of one share on the grant date of the SAR. The Compensation Committee will determine the conditions to the exercisability of the SAR, including the times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which stock will be delivered or deemed to be delivered, whether or not an SAR shall be in tandem with any other award, and any other terms of any SAR. The term of an SAR may not be more than ten years from the date of grant.

Restricted Stock

The Compensation Committee is authorized to grant restricted stock. Restricted stock shall be subject to restrictions on transferability and any other restrictions that the Compensation Committee may impose. Except as restricted by the amended and restated Plan or any award agreement related to the restricted stock, a participant granted restricted stock shall have all the rights of a stockholder.

Except as otherwise determined by the Compensation Committee, restricted stock shall be forfeited and reacquired by us upon termination of employment or service during the applicable restriction period; provided, however, that the Compensation Committee may provide by rule or regulation, in an award agreement or determine in any individual case, that restrictions or forfeiture conditions related to restricted stock will be waived in whole or in part in the event of termination resulting from specific causes. Dividends paid on restricted stock shall be either paid in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional restricted stock, other awards or other investment vehicles. However, dividends with respect to restricted stock shall vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid.

Deferred Stock

The Compensation Committee is authorized to grant units representing the right to receive stock at a future date. Such deferred stock shall be subject to restrictions that the Compensation Committee may impose. Except as otherwise determined by the Compensation Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock that is at the time subject to such forfeiture conditions shall be forfeited; provided, however, that the Compensation Committee may provide by rule or regulation or in an award agreement or determine in any individual case, that restrictions or forfeiture conditions related to deferred stock will be waived in whole or in part in the event of termination resulting from specific causes.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant stock as a bonus, or to grant stock or other awards in lieu of our obligations to pay cash under other plans or compensatory arrangements.

Dividend Equivalents

The Compensation Committee is authorized to grant awards entitling the participant to receive cash, stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free standing basis or in connection with another award; provided that, Dividend Equivalents may not accrue or be paid with respect to shares subject to stock options or SARs. The Compensation Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional stock, awards or other investment vehicles, and subject to any restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. However, Dividend Equivalents granted in connection with award shall vest and be paid only if and to the extent that the underlying shares subject to the award vest and are paid.

Other Stock-Based Awards

Subject to applicable law and the terms of the amended and restated Plan, the Compensation Committee is authorized to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, stock and factors that may influence the value of the stock, as deemed by the Compensation Committee to be consistent with the purposes of the amended and restated Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee and awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries of the Company. The Compensation Committee shall determine the terms and conditions of such awards. Cash awards, as an element of, or supplement to any other award under the amended and restated Plan may be granted.

Performance-Based Awards

The Compensation Committee may, in its discretion, determine that an award granted to an employee will be considered “qualified performance-based compensation” under Section 162(m) of the Code. Other than certain stock options and SARs which otherwise satisfy the requirements for qualified performance-based compensation, such awards (“Performance Awards”) will be contingent upon achievement of pre-established performance objectives. The performance objectives for Performance Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Compensation Committee. The Compensation Committee may determine that Performance Awards will be granted, exercised, and/or settled upon achievement of any one performance objective or that two or more of the performance objectives must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Business criteria used by the Compensation Committee in establishing performance objectives for Performance Awards will be selected from among the following, which may be applied to the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, or other business units of the Company (where the criteria are applicable):

●	Return on capital;
●	Earnings or earnings per share (which earnings may include equity in earnings of investees, and may be determined without regard to interest, taxes, depreciation, and/or amortization);
●	Cash flow provided by operations;
●	Increase in stock price;
●	Changes in annual revenues;
●	Net sales;
●	Total shareholder return;
●	Inventory control measures;
●	Internet sales, including as it relates to total or net sales; and/or
●

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue; market penetration; geographic business expansion goals; cost targets; and goals relating to acquisitions or divestitures.

The levels of performance required with respect to business criteria may be expressed in absolute or relative levels. Performance objectives may differ for Performance Awards granted to different participants. The Compensation Committee will specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any Performance Award. Achievement of performance objectives will be measured over a performance period specified by the Compensation Committee.

The Compensation Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance Award, but may not increase such amount, and the Compensation Committee may consider other performance criteria in exercising such discretion. The Compensation Committee will specify the circumstances in which Performance Awards will be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

To the extent applicable, the determination of achievement of performance objectives for Performance Awards will be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Compensation Committee decides otherwise within the period permitted under Section 162(m) of the Code, without regard to (i) changes in accounting methods, (ii) non-recurring acquisition expenses and restructuring charges; or (iii) other costs or charges associated with refinancings, write-downs, impairments, closures, consolidations, divestitures, strategic initiatives, and items associated with acquisitions, including but not limited to, earn-outs and bargain purchase gains. In setting the performance objectives within the period permitted under Section 162(m) of the Code, the Compensation Committee may provide for adjustments in respect of unusual or infrequently occurring items determined in accordance with applicable accounting standards, adjustments for equity compensation expenses, and such other adjustments as it deems appropriate, to the extent consistent with Section 162(m) of the Code. In calculating earnings or earnings per share, the Compensation Committee may, within the period under Section 162(m) of the Code, provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Compensation Committee. The Compensation Committee may not delegate responsibility with respect to Performance Awards.

Minimum Vesting

At the time of grant, the terms of awards granted under the amended and restated Plan will provide that the awards will not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a participant’s death or disability, or in the event of a change in control. However, awards covering up to 5% of the shares subject to the share reserve under the amended and restated Plan as of the effective date of the amended and restated Plan may be granted without regard to this minimum vesting requirement.

Change in Control

The amended and restated Plan includes a double trigger change in control provision. Notwithstanding anything in the amended and restated Plan to the contrary, the following provisions will apply on a change in control.

An award shall not vest upon the occurrence of a change in control and shall continue to the extent qualifying as a Replacement Award. A “Replacement Award” includes an outstanding award that continues upon and after the occurrence of a change in control and an award provided to a participant in replacement of an outstanding award in connection with a change in control satisfying the following conditions:

●	It has a value at least equal to that of the replaced award;
●	It relates to publicly traded equity securities of the Company or its successor in the change in control or another entity affiliated with the Company or its successor following the change in control;
●	Its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award; and
●

Upon an involuntary termination of employment or separation from service of a participant by the Company other than for cause (as defined in the amended and restated Plan), or a voluntary termination of employment or service by the participant for good reason (as defined in the amended and restated Plan to the extent applicable), occurring on or during the 24 months after the change in control, the Replacement Award, to the extent not vested and unrestricted as of such termination of employment or separation from service, shall become fully vested and (if applicable) exercisable and free of restrictions.

If a Replacement Award is not provided to a participant upon the occurrence of a change in control, or, except as otherwise determined by the Compensation Committee, if a change in control occurs following an involuntary termination of employment or separation from service of a participant by the Company other than for cause (and not due to disability), or a voluntary termination of employment or separation from service for good reason by the participant, occurring (i) at the request of a third party taking steps reasonably calculated to effect such change in control or (ii) otherwise in contemplation of and within 180 days before such change in control, then:

●	Any and all options and SARs granted under the amended and restated Plan shall become immediately exercisable;
●	Any restrictions imposed on restricted stock shall lapse and the restricted stock shall become freely transferable, and all other awards shall become fully vested; and
●

Except as otherwise provided in an award agreement, the payout opportunities attainable at target or, if greater, in the amount determined by the Compensation Committee to have been earned thereunder based on performance through the date of the change in control, under all outstanding awards of performance-based stock, cash awards and other awards shall be deemed to have been earned for the entire performance period(s) as of the effective date of the change in control. The vesting of all such earned awards shall be accelerated as of the effective date of the change in control, and in full settlement of such awards, there shall be paid out in cash, or in the discretion of the Compensation Committee, shares of stock with a fair market value equal to the amount of such cash.

For purposes of the amended and restated Plan, “Change in Control” shall mean:

●	Any person becoming the beneficial owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;
●

Individuals who serve on the Board immediately prior to the event, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either serve on the Board immediately prior to the event, or whose election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Board;

●

Consummation of a merger or consolidation of the Company or any subsidiary into any other corporation, other than a merger or consolidation that results in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company; or

●

Either (i) the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and such liquidation, sale or disposition is consummated, or (ii) such a plan being commenced.

Adjustments Due to Changes in the Company’s Capital Structure

If there is a recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of stock or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the Company’s outstanding common stock as a class, then the Compensation Committee shall equitably adjust any or all of (i) the number and kind of shares of common stock reserved and available for awards under the amended and restated Plan, including shares reserved for ISOs and the number of shares which may be issued without regard to the minimum vesting requirements, (ii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding awards, (iv) the maximum number and kind of shares of stock for which any individual may receive awards in any year, and (v) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the Compensation Committee may make provision for a cash payment with respect to any outstanding award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding awards. However, any fractional shares resulting from such adjustment shall be eliminated. The Compensation Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards (to the extent permitted by the repricing provisions of the amended and restated Plan described below), or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, any parent or any subsidiary or the financial statements of the Company, any parent or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

No Repricing

Except in connection with a corporate transaction involving the Company (including, any stock dividend, distribution (whether in the form of cash, stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price that is less than the exercise price of the original options or SARs or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Company Policies

All awards made under the amended and restated Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the amended and restated Plan. This discussion is intended for the information of stockholders considering how to vote and not as tax guidance to individuals who participate in the amended and restated Plan.

The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or for us at the time of grant. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction at that time.

Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right) or SAR, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock (or cash, as applicable) received. In each such case, we will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to us in connection with a disposition of shares acquired upon exercise of an option or other award, except that we will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the amended and restated Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture (including payment in respect of deferred stock), the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. We will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he will not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer or any of the other three highest-paid officers, other than the chief financial officer in excess of $1 million. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We believe that options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying common stock at the date of grant will qualify as such “performance-based compensation.” Subject to the approval of this proposal, we believe that other awards under the amended and restated Plan, the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will also qualify as such “performance-based compensation,” although other awards under the amended and restated Plan may not so qualify.

Information with respect to securities authorized for issuance under the Company’s equity compensation plan in effect as of December 31, 2016 can be found in Part II, Item 5. of the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2017.

New Plan Benefits under the Amended and Restated Plan

Future benefits under the amended and restated Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

The table below shows, as to each of our executive officers named in the Summary Compensation Table of this Proxy Statement and the various indicated individuals and groups, the awards granted between January 1, 2016 and December 31, 2016 under the Plan.

Name and Title	Dollar Value(1)	Number of Units(1)
Jeffrey Siegel Chairman of our Board, Chief Executive Officer	$912,990(2)	63,802(2)
Ronald Shiftan Vice Chairman of our Board, Chief Operating Officer	568,081(2)	39,148(2)
Daniel Siegel President	504,132(2)	34,577(2)
Laurence Winoker Senior Vice President -Finance, Treasurer, Chief Financial Officer	260,370(2)	17,639(2)

All current executive officers as a group (4 persons)	2,245,573	155,166
All current directors who are not executive officers as a group (8 persons)	420,959	27,170
All employees, including current officers who are not executive officers, as a group (Approximately 120 persons)	2,903,289(2)	233,856(2)

(1)	Performance stock units have been included in this table based upon target value.

(2)	Includes 2015 non-equity incentive plan compensation paid in 2016 under the Plan in the form of shares of stock.

Market Price of Shares

The closing price of our common stock, as reported on NASDAQ on April 28, 2017 was $19.20.

Our Board of Directors unanimously recommends that stockholders vote FOR approval of an amendment and restatement of the Amended and Restated 2000 Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants or Rights(1)	Weighted-Average Exercise Price of Outstanding Options (2)	Number of Shares of Common Stock Remaining Available for Future Issuance

Equity Compensation Plan Approved by Security Holders	1,994,343	$13.44	414,352

Equity Compensation Plan Not Approved by Security Holders	--	--	--

Total	1,994,343	$13.44	414,352

(1)

Securities reported in this column include outstanding options to purchase 1,775,400 shares of common stock as well as 218,943 deferred stock awards, the maximum number of performance-based deferred stock awards where the underlying shares have not been issued as the period over which performance is determined has not yet expired.

(2)	The weighted average exercise price takes into account option awards but not the shares subject to performance-based deferred stock awards.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than January 8, 2018. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2018 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Corporate Secretary at our principal office no earlier than February 22, 2018 and no later than the close of business on March 24, 2018. However, in the event the 2018 Annual Meeting is scheduled to be held on a date before May 23, 2018, or after August 21, 2018, then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2018 Annual Meeting and (2) the 10th calendar day following the day on which we first make public disclosure of the date of the 2018 Annual Meeting (or if that day is not a business day for the Company, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the meeting, and all proposals and nominations must be submitted to: Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2018 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2018 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the Securities and Exchange Commission’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We, in addition to some banks, brokers, and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report is sent to multiple stockholders in the same household unless we or such bank, broker or other nominee holder have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of either document to any stockholder upon request by writing the Company at the following address: Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Mr. Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer; or by calling us at the following phone number: (516) 683-6000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

Our management does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies, subject to compliance with Rule 14a-4(c) of the Exchange Act. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Our financial statements are included in our Annual Report for the fiscal year ended December 31, 2016.

Upon the written request of any person who on the record date was a record owner of our common stock, or who represents in good faith that he or she was on such date a beneficial owner of our common stock, we will send to such person, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Mr. Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of our Board of Directors,

/s/ Sara Shindel
Sara Shindel
Secretary

Dated: May 1, 2017

Annex A

Reconciliation of Non-GAAP Financial Measures

Consolidated Adjusted IBIT (in thousands):
Year Ended December 31,
2016
Income before income taxes and equity in earnings as reported	$22,002
Add back:
Loss on early retirement of debt	272
Restructuring expenses	2,420
Acquisition related expenses	1,352
Depreciation expense adjustment	1,241
Include:
Before tax equity earnings	751

Adjusted IBIT	$28,038

Consolidated adjusted EBITDA (in thousands):
	Year Ended December 31,
	2016	2015
Net income as reported	$15,720	$12,278
Subtract out:
Undistributed equity earnings, net	(544)	(348)
Add back:
Income tax provision	7,030	6,627
Interest expense	4,803	5,746
Financing expense	-	154
Depreciation and amortization	14,148	14,203
Stock compensation expense	2,942	5,286
Loss on early retirement of debt	272	-
Contingent consideration	-	816
Restructuring expenses	2,420	437
Permitted acquisition related expenses, net of recoveries and acquisition not completed	435	(314)

Consolidated adjusted EBITDA	$47,226	$44,885

Appendix A

AMENDED AND RESTATED 2000 INCENTIVE BONUS COMPENSATION PLAN

(Effective as of June 22, 2017)

1.      Purpose. The purpose of this 2000 Incentive Bonus Compensation Plan (the “Plan”) of Lifetime Brands, Inc. (the “Company”) is (i) to retain and motivate key senior executives of the Company who have been designated as Participants in the Plan for a given Performance Period, by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such Performance Period have been achieved or exceeded; and (ii) to structure such bonus opportunities in a way that will qualify the awards made as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor section) so that the Company will be entitled to a tax deduction on the payment of such incentive awards to such employees. The Plan was originally effective for Performance Periods commencing on and after January 1, 2000 and is hereby amended and restated effective as of June 22, 2017, subject to stockholder approval.

2.      Definitions. As used in the Plan, the following terms shall the meanings set forth below:

(a)      “Annual Base Salary” shall mean the amount of base salary paid to a Participant for a given year, adjusted to include the amount of any base salary deferrals for such year, unless the Plan Committee otherwise specifies at the time that the Participant’s award opportunity for a given Performance Period is established.

(b)      “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken with the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such later date, in which case the term “Applicable Period” shall be deemed amended accordingly.

(c)      “Board” shall mean the Board of Directors of the Company as constituted from time to time.

(d)      “Cause” shall mean “cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, where the Participant: (i) commits any act of fraud, willful misconduct or dishonesty in connection with his employment or which injures the Company or its direct or indirect subsidiaries; (ii) breaches any other material provision of any agreement between the Participant and the Company or a subsidiary of the Company relating to the Participant’s employment or breaches any fiduciary duty to the Company or its direct or indirect subsidiaries; (iii) fails, refuses or neglects to timely perform any material duty or obligation relating to his position; (iv) commits a material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Company or its direct or indirect subsidiaries or any general policy or directive of the Company or its direct or indirect subsidiaries communicated in writing to the Participant; or (v) is charged with a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony.

(e)      “Change of Control” shall mean:

  (i)     the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

  (ii)     the date the individuals who constitute the Board as of the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

  (iii)     the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change of Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 80% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

(f)      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)      “Committee” or “Plan Committee” shall mean the committee for the board consisting solely of two or more non-employee directors (each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code) designated by the Board as the committee responsible for administering and interpreting the Plan.

(h)      “Company” shall mean Lifetime Brands, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

(i)      “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of 120 days in any twelve consecutive month period to perform his duties to the Company.

(j)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)      “Individual Award Opportunity” shall mean the performance-based award opportunity for a given Participant for a given Performance Period as specified by the Plan Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of the Plan.

(l)      “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given Performance Period, provided that the exercise of such discretion would not cause the award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used (i) to provide for an award under the Plan in excess of the amount payable based on actual performance versus the applicable performance goals for the Performance Period in question, or in excess of the maximum individual award limit specified in Section 6(b) below, or (ii) to increase the amount otherwise payable to any other Participant.

(m)      “Participant” shall mean, for any given Performance Period with respect to which the Plan is in effect, each key employee of the Company (including any subsidiary, operating unit or division) who is designated as a Participant in the Plan for such Performance Period by the Committee pursuant to Section 4 below.

(n)      “Performance Period” shall mean any period commencing on or after January 1, 2000 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

(o)      “Plan” or “Section 162(m) Plan” shall mean the Lifetime Brands, Inc. 2000 Incentive Bonus Compensation Plan as set forth in this document, and as amended from time to time.

(p)      “Retirement” shall mean any termination of employment with the Company and its subsidiaries (other than a termination by the Company (or any of its subsidiaries) for Cause) that (i) qualifies as a “retirement” event under the terms of any tax-qualified retirement plan maintained by the Company in which the Participant participates, and (ii) is approved in writing as a “Retirement” event for purposes of this Plan by (or pursuant to procedures established by) the Plan Committee.

3.      Administration.

(a)      General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have the full power and authority, after taking into account, in its sole and absolute discretion, the recommendations of the Company’s senior management:

  (i)     to designate (within the Applicable Period) the Participants in the Plan and the individual award opportunities and/or, if applicable, bonus pool award opportunities for such Performance Period;

  (ii)     to designate (within the Applicable Period) and thereafter administer the performance goals and other award terms and conditions that are to apply under the Plan for such Performance Period;

  (iii)     to determine and certify the bonus amounts earned for any given Performance Period, based on actual performance versus the performance goals for such Performance Period, after making any permitted Negative Discretion adjustments;

  (iv)     to decide (within the Applicable Period) any issues that are not resolved under the express terms of the Plan relating to the impact on the bonus awards for such Performance Period of (A) a termination of employment (due to death, Disability, Retirement, voluntary termination (other than Retirement), termination by the Company other than for Cause, or termination by the Company for Cause), provided, in each case, that no payment shall be made for any given Performance Period prior to the time that the Plan Committee certifies, pursuant to Section 6(c)(i) below, that the applicable performance goals for such Performance Period have been met or (B) a Change of Control;

  (v)     to decide whether, under what circumstances and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee’s election as well as elective deferrals at the election of Participants;

  (vi)     to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;

  (vii)     to interpret and administer the terms and provisions of the Plan and any award issued under the Plan (including reconciling any inconsistencies, correcting any defaults and addressing any omissions in the Plan or any related instrument or agreement); and

  (viii)     to otherwise supervise the administration of the Plan.

It is intended that all amounts payable to Participants under the Plan who are “covered employees” within the meaning of Treas. Reg. Sec. 1.162-27(c)(2) (as amended from time to time) shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and Treas. Reg. Sec. 1.162-27(e) (as amended from time to time), and, to the maximum extent possible, the Plan and the terms of any awards under the Plan shall be so interpreted and construed.

(b)      Binding Nature of Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Committee, and shall be final, conclusive and binding on all persons, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.

(c)      Other. No member of the Committee shall be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an “outside director” under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.

4.      Plan Participation.

(a)    Participant Designations By Plan Committee. For any given Performance Period, the Plan Committee, in its sole and absolute discretion, shall, within the Applicable Period, designate those key employees of the Company (including its subsidiaries, operating units and divisions) who shall be Participants in the Plan for such Performance Period. Such Participant designations shall be made by the Plan Committee, in its sole and absolute discretion, based primarily on its determination as to which key employees:

  (i)     are reasonably expected by the Plan Committee to have individual compensation for such fiscal year that may be in excess of $1 million, excluding any compensation that is grandfathered for Section 162(m) purposes or is otherwise excluded for Section 162(m) purposes based on an existing or other “performance-based” plan other than this Plan; and

  (ii)     are reasonably expected by the Plan Committee to be “covered employees” for such fiscal year for Section 162(m) purposes, and such other consideration as the Committee deems appropriate, in its sole and absolute discretion.

(b)      Impact Of Plan Participation. An individual who is a designated Participant in the Section 162(m) Plan for any given Performance Period shall not also participate in the Company’s general bonus plans for such Performance Period, if such participation would cause any award hereunder to fail to qualify as “performance-based” under Section 162(m).

5.      Performance Goals.

(a)      Setting Of Performance Goals. For a given Performance Period, the Plan Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

(1)	pre-tax or after-tax net income,

(2)	operating income,

(3)	gross revenue,

(4)	profit margin,

(5)	stock price,

(6)	cash flow(s), and

(7)	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures, or any combination thereof;

in each case before or after such objective income and expense allocations or adjustments (including with respect to interest expense, depreciation expense, or financing expense) as the Committee may specify within the Applicable Period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Plan Committee’s right to apply Negative Discretion, the amount of the award payable as a result of such performance.

(b)      Certain Adjustments. The measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) changes in accounting, unless the Plan Committee decides otherwise within the Applicable Period or (ii) acquisition expenses and restructuring and impairment charges. In setting the performance goals during the Applicable Period, the Plan Committee may provide for adjustments in respect of gains or losses on retirement of debt, non-operating income or losses, discontinued operations, litigation or claim judgments, changes in law, out of period expenses or income and such other adjustments as it deems appropriate, to the extent consistent with Section 162(m) of the Code. Furthermore, the aforementioned adjustments may also apply to equity in income or loss of unconsolidated investees.

6.      Bonus Pools, Award Opportunities And Awards.

(a)      Setting Of Individual Award Opportunities. At the time that annual performance goals are set for Participants for a given Performance Period (within the Applicable Period), the Plan Committee shall also establish each Individual Award Opportunity for such Performance Period, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis (including, but not limited to, a designated share of a bonus pool or a multiple of Annual Base Salary), provided:

  (i)     that the designated shares of any bonus pool shall not exceed 100% of such pool; and

  (ii)     that the Plan Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to apply Negative Discretion to reduce (but not increase) the actual bonus awards that would otherwise actually be payable to any Participant on the basis of the achievement of the applicable performance goals.

(b)      Maximum Individual Bonus Award. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual in any one calendar year shall be $5 million.

(c)      Bonus Payments. Subject to the following, bonus awards determined under the Plan for given Performance Period shall be paid to Participants in cash, as soon as practicable following the end of the Performance Period to which they apply, provided:

  (i)     that no such payment shall be made unless and until the Plan Committee, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified (in the manner prescribed under applicable regulations) the extent to which the applicable performance goals for such Performance Period have been satisfied, and has made its decisions regarding the extent of any Negative Discretion adjustment of awards (to the extent permitted under the Plan);

  (ii)     that the Plan Committee may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as the Plan Committee may establish and announce for such Performance Period;

  (iii)     that the Plan Committee may require (if established and announced within the Applicable Period), as a condition of bonus eligibility (and subject to such exceptions as the Committee may specify within the Applicable Period) that Participants for such Performance Period must still be employed as of end of such Performance Period and/or as of the later date that the actual bonus awards for such Performance Period are announced, in order to be eligible for an award for such Performance Period; and

  (iv)     that, within the Applicable Period and subject to Section 6(c)(i) above, the Committee may adopt such forfeiture, pro-ration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on bonus award rights of a Participant’s death, Disability, Retirement, voluntary termination (other than Retirement), termination by the Company other than for Cause, or termination by the Company for Cause.

7.      General Provisions.

(a)      Plan Amendment Or Termination. The Board may at any time amend or terminate the Plan, provided that (i) without the Participant’s written consent, no such amendment or termination shall adversely affect the bonus rights (if any) of any already designated Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, (ii) the Board shall be authorized to make any amendments necessary to comply with applicable regulatory requirements (including, without limitation, Section 162(m) of the Code), and (iii) the Board shall submit any Plan amendment to the Company’s stockholders for their approval if and to the extent such approval is required under Section 162(m) of the Code.

(b)      Applicable Law. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

(c)      Tax Withholding. The Company (and its subsidiaries) shall have right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company (or any of its subsidiaries) may be required to withhold.

(d)      No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant’s employment at any time with or without cause or notice.

(e)      Impact of Plan Awards on Other Plans. Plan awards shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any subsidiary, unless and except to the extent that the Board or its Compensation Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Plan Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

(f)      Beneficiary Designations. Each Participant shall designate in a written form filed with the Committee the beneficiary (or beneficiaries) to receive the amounts (if any) payable under the Plan in the event of the Participant’s death prior to the bonus payment date for a given Performance Period. Any such beneficiary designation may be changed by the Participant at any time without the consent of the beneficiary (unless otherwise required by law) by filing a new written beneficiary designation with the Committee. A beneficiary designation shall be effective only if the Company is in receipt of the designation prior to the Participant’s death. If no effective beneficiary designation is made, the beneficiary of any amounts die shall be the Participant’s estate.

(g)      Costs & Expenses. All award and administrative costs and expenses of the Plan shall be borne by the Company.

(h)      Non-Transferability of Rights. Except as and to the extent required by law, a Participant’s rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except, pursuant to Section 7(f) above, in the event of the Participant’s death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company (or any of its subsidiaries).

8.      Effective Date; Prior Plan.

The Plan became effective for Performance Periods commencing on and after January 1, 2000 and shall remain effective until terminated by the Board; provided, however, that the continued effectiveness of the Plan shall be subject to the approval of the Company’s stockholders at such times and in such manner as may be required pursuant to Section 162(m). The Plan replaced the Company’s 1996 Incentive Bonus Compensation Plan.

Appendix B

AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of June 22, 2017)

1. Purpose. The purpose of this amended and restated 2000 Long-Term Incentive Plan (the “Plan”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders. This amended and restated Plan will be effective as of June 22, 2017, subject to approval by the Company’s stockholders (the “2017 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall apply to Awards (as defined below) granted on or after the 2017 Amendment Effective Date. Awards granted prior to the 2017 Plan Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to changes made pursuant to this 2017 Plan restatement, and the Committee shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this 2017 Plan restatement.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are as set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning set forth in the applicable Award Agreement; provided that, if such Award Agreement does not include a definition of Cause, then (i) if there is an employment agreement or severance plan or agreement applicable to the Participant, Cause shall have the same definition as set forth in such plan or agreement; or (ii) if Cause is not defined in such plan or agreement or there is no such plan or agreement applicable to the Participant, then Cause shall mean: (i) Participant is convicted of a felony; (ii) Participant commits an act of fraud, willful misconduct or dishonesty in connection with Participant’s employment or which results in material harm to the Company; or (iii) Participant commits a material violation of any law, rule, or regulation of any governmental authority.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee. Unless the Board determines otherwise, the Committee shall be comprised of solely not less than two members who each qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director,” as determined in accordance with the independence standards established by the stock exchange on which the Stock is at the time primarily traded.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i) “Good Reason” shall have the meaning set forth in the applicable Award Agreement; provided that, if such Award Agreement does not include a definition of Good Reason, then (i) if there is an employment agreement applicable to the Participant, Good Reason shall have the meaning set forth in such agreement; or (ii) if Good Reason is not defined in such agreement or there is no such agreement applicable to the Participant, then Good Reason shall not apply to the Participant.

(j) “ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

(k) “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

(l) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(m) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(n) “Stock” means the Company’s common stock, and such other securities as may be substituted for Stock pursuant to Section 4.

(o) “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition (including, but not limited to, restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and clawback or recoupment provisions), any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an Award (subject to the limitations of Section 7(f)), performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(e) and waivers and modifications thereof (subject to the limitations of Section 7(f)), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to accelerate vesting of any Award in connection with a Participant’s death, retirement, disability or involuntary termination of employment or service, in the event of a Change in Control or a corporate transaction or event described in Section 4(c), or in other circumstances as the Committee deems appropriate;

(v) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(vi) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant, consistent with Section 409A of the Code;

(vii) to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions) and condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(viii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(ix) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee and (ii) the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 9(f)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(e), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Stock Subject to Plan.

(a) Amount of Stock Reserved. Subject to Section 4(c), the aggregate number of shares of Stock for which Awards may be granted under this Plan (since its inception) shall not exceed 5,287,500. Awards made under this Plan which are forfeited (including a repurchase or cancellation of shares of Stock subject thereto by the Company in exchange for the price, if any, paid to the Company for such shares, or for their par value or other nominal value), terminated, surrendered, cancelled or have expired, shall be disregarded for purposes of the preceding sentence and shall not be considered as having been theretofore made subject to an Award. Shares of Stock shall not again be available for award if such shares are surrendered or withheld as payment either of the exercise price of an Option or Stock Appreciation Right or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any Award. Shares purchased in the open market with proceeds from option exercises shall not be added to the pool of available shares. The exercise or settlement of a Stock Appreciation Right shall reduce the shares of Stock available under the Plan by the total number of shares to which the exercise or settlement of the Stock Appreciation Right relates, not just the net amount of shares actually issued upon exercise or settlement. Awards settled solely in cash shall not reduce the number of shares of Stock available for issuance under the Plan. Any shares of Stock subject to an Option (or part thereof) that is cancelled upon exercise of a tandem Stock Appreciation Right when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself had been exercised and such shares shall no longer be available for award. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

(b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. The preceding sentences set forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation. In addition to the foregoing limitations, the maximum number of shares of Stock that may be subject to Awards granted under the Plan during any calendar year to a Participant who is a non-employee director shall not exceed 150,000 shares of Stock in the aggregate, subject to adjustment as provided in Section 4(c).

(c) Adjustments. In the event of any recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the outstanding Stock as a class, then the Committee shall equitably adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a) and 4(b), including shares reserved for ISOs and the number of shares which may be issued without regard to the vesting requirements set forth in Section 7(f), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, (iv) the maximum number and kind of shares of Stock for which any individual may receive Awards in any year, and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards (to the extent permitted by Section 9(f)(ii)), or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Any adjustments to outstanding Awards shall be consistent with Section 409A, 162(m) or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6.     Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, such exercise price may not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to the limitations of Section 7(f)), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) Termination of Employment or Service. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his employment or service relationship with the Company, its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment or service by any Participant employed or retained by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment or service, it shall be exercisable only to the extent it was exercisable upon such termination of employment or service, and (y) if such termination of employment or service is for Cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

(iv) Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option. ISOs may only be granted to individuals who are employees of the Company or any parent or subsidiary corporation of the Company (as defined by Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise, over (B) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part (subject to the limitations of Section 7(f)), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control of the Company may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine (subject to the limitations of Section 7(f)). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect consistent with Section 409A of the Code; provided that, dividends with respect to Restricted Stock shall vest and be paid only if and to the extent the underlying shares of Restricted Stock vest and are paid. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant, consistent with Section 409A of the Code). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine (subject to the limitations set of Section 7(f)).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements (subject to the limitations of Section 7(f)).

(g) Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award; provided that, in no event shall dividend rights or Dividend Equivalents accrue or be paid with respect to shares of Stock subject to Options or SARs. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided that, Dividend Equivalents granted in connection with an Award shall vest and be paid only if and to the extent the underlying shares subject to the Award vest and are paid.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards (subject to the limitations of Section 7(f)). Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 9(f)(ii), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or an SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven. For the avoidance of doubt, no such loans shall be made to a Participant who is an executive officer of the Company or a member of the Board.

(e) Performance-Based Awards. The Committee may, in its discretion, determine that an Award granted to an employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code (“Performance Award”). Performance Awards shall be contingent upon achievement of pre-established performance objectives and other terms set forth in this Section 7(e); however, this Section 7(e) shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Treasury Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(i) Performance Objectives. The performance objectives for an Award subject to this Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 7(e). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the

Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance objective or that two or more of the performance objectives must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected from among the following, which may be applied to the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable):

(1)	Return on capital;

(2)	Earnings or earnings per share (which earnings may include equity in earnings of investees, and may be determined without regard to interest, taxes, depreciation, and/or amortization);

(3)	Cash flow provided by operations;

(4)	Increase in stock price;

(5)	Changes in annual revenues;

(6)	Net sales;

(7)	Total shareholder return;

(8)	Inventory control measures;

(9)	Internet sales, including as it relates to total or net sales; and/or

(10)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.

(ii) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance objectives in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. Performance objectives, amounts payable upon achievement of such objectives, and other material terms of Performance Awards shall be established by the Committee (A) while the performance outcome for that performance period is substantially uncertain and (B) no more than 90 days after commencement of the period of service to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant period of service.

(iii) Negative Discretion; Other Terms. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(iv) Certain Adjustments. To the extent applicable, the determination of achievement of performance objectives for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 7(e)(ii), without regard to (A) changes in accounting methods, (B) non-recurring acquisition expenses and restructuring charges; or (C) other costs or charges associated with refinancings, write-downs, impairments, closures, consolidations, divestitures, strategic initiatives, and items associated with acquisitions, including but not limited to, earn-outs and bargain purchase gains. In setting the performance objectives for Performance Awards within the period described in Section 7(e)(ii), the Committee may provide for adjustments in respect of unusual or infrequently occurring items determined in accordance with applicable accounting standards, adjustments for equity compensation expenses, and such other adjustments as it deems appropriate, to the extent consistent with Section 162(m) of the Code. Notwithstanding the foregoing, in calculating earnings or earnings per share, the Committee may, within the period described in Section 7(e)(ii), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

(v) Written Determinations. Determinations by the Committee as to the establishment of performance objectives, the amount potentially payable in respect of Performance Awards, the achievement of performance objectives relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each Performance Award, that the performance objectives and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied.

(vi) Status of Section 7(e) Performance Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 7(e) constitute “performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the terms of Section 7(e) shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(vii) No Delegation. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(e).

(f) Minimum Vesting Requirement. At the time of grant, the terms of Awards granted under the Plan shall provide that the Awards shall not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death or disability, or in the event of a Change in Control. Subject to any adjustments made in accordance with Section 4(c), Awards covering up to 5% of the shares subject to the share reserve set forth in Section 4(a) as of the 2017 Plan Effective Date may be granted without regard to the minimum vesting requirement.

8. Change in Control. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 8 shall apply in the event of a Change in Control.

(a) Replacement Awards; No Immediate Vesting.

(i)    An Award shall not vest upon the occurrence of a Change in Control and shall continue to the extent qualifying as a Replacement Award.

(ii)    A “Replacement Award” includes an outstanding Award that continues upon and after the occurrence of a Change in Control and an Award provided to a Participant in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change in Control that satisfies the following conditions:

(A)    It has a value at least equal to the value of the Replaced Award;

(B)    It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(C)    Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control); and

(D)    Upon an involuntary termination of employment or separation from service of a Participant by the Company other than for Cause (and not due to disability), or a voluntary termination of employment or separation from service by the Participant for Good Reason (if applicable), occurring on or during the period of twenty-four (24) months after the Change in Control, the Replacement Award, to the extent not vested and unrestricted as of such termination of employment or separation from service, shall become fully vested and (if applicable) exercisable and free of restrictions.

The Committee, as constituted immediately before the Change in Control, shall have the discretion to determine whether the conditions of this Section 8(a)(ii) are satisfied.

(b) Vesting if No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change in Control:

(i)    Any and all Options and SARs granted hereunder shall become immediately exercisable;

(ii)    Any restrictions imposed on Restricted Stock shall lapse and become freely transferable, and all other Awards shall become fully vested; and

(iii)    Except as otherwise provided in an Award Agreement, the payout opportunities attainable at target or, if greater, in the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change in Control, under all outstanding Awards of performance-based Stock, cash Awards and other Awards and shall be deemed to have been earned for the entire performance period(s) as of the effective date of the Change in Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out in cash, or in the discretion of the Committee, shares of Stock with a Fair Market Value equal to the amount of such cash.

Except as otherwise determined by the Committee, the foregoing provisions of this Section 8(b) shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change in Control following an involuntary termination of employment or separation from service of the Participant by the Company other than for Cause (and not due to disability), or a voluntary termination of employment or separation from service for Good Reason by the Participant (if applicable), occurring (x) at the request of a third party who was taking steps reasonably calculated to effect such Change in Control or (y) otherwise in contemplation of and within 180 days before such Change in Control.

(c) Change in Control. For purposes of the Plan, “Change in Control” shall mean:

(i)    Any person becoming the beneficial owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)    Individuals who serve on the Board immediately prior to the event, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either serve on the Board immediately prior to the event, or whose election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Board;

(iii)    Consummation of a merger or consolidation of the Company or any Subsidiary into any other corporation, other than a merger or consolidation that results in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company; or

(iv)    (A) The stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and such liquidation, sale or disposition is consummated, or (B) such a plan being commenced.

9. General Provisions.

(a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. In addition, the Company may adopt policies that impose restrictions on the timing of exercise of Options, SARs or other Awards (e.g., to enforce compliance with Company-imposed black-out periods).

(b) Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

(d) Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e) Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code to the maximum extent possible; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A, and the Company makes no representations that Awards are exempt from or comply with Section 409A and makes no undertakings to ensure or preclude that Section 409A will apply to any Awards. If an Award is subject to Section 409A, (A) distributions shall only be made in a manner and upon an event permitted under Section 409A, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (C) payments to be made upon or in connection with a Change in Control shall only be made upon or in connection with a “change of control event” under Section 409A, to the extent required by Section 409A, (D) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A, and (E) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Section 409A of the Code, if (x) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (y) the delivery of any cash or Stock payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Section 409A, such cash or Stock shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Section 409A shall be paid to the Participant’s Beneficiary within 30 days of the Participant’s death.

(f) Changes to the Plan and Awards.

(i) The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, (subject to Section 4(c)) without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

(ii) Notwithstanding any provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (B) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (C) cancel outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities.

(g) No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(h) Company Policies. All Awards made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(k) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(m) Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(n) Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(o) Plan Provisions. In the event there is any express conflict between the terms of the Plan and any Award agreement or other agreement setting forth the terms of an Award, the terms of the Plan shall govern.

(p) Effective Date. The amended and restated Plan shall be effective as of the 2017 Amendment Effective Date.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 21, 2017.
Vote by Internet
• Go to www.envisionreports.com/LCUT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.     ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees for director, FOR Proposal 2, FOR
Proposal 3, FOR a frequency of 3 years, FOR Proposal 5 and FOR Proposal 6.

1. ELECTION OF DIRECTORS Nominees:				+
01 - Jeffrey Siegel	02 - Ronald Shiftan	03 - Craig Phillips	04 - Michael J. Jeary
05 - John Koegel	06 - Cherrie Nanninga	07 - Dennis E. Reaves	08 - Michael J. Regan
09 - Sara Genster Robling	10 - William U. Westerfield

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

			For	Against	Abstain			For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.		☐	☐	☐	3.	TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4.	TO APPROVE THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐	5.	TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2000 INCENTIVE BONUS COMPENSATION PLAN.	☐	☐	☐
			For	Against	Abstain
6.	TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN.		☐	☐	☐	NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Proxy materials for the Annual Meeting

of Shareholders are available at:

www.envisionreports.com/LCUT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

PROXY — LIFETIME BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

Jeffrey Siegel and Ronald Shiftan and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the 2017 Annual Meeting, with respect to all shares of Common Stock, $.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company’s books at the close of business on April 28, 2017, at the Annual Meeting of Stockholders to be held at 1000 Stewart Avenue, Garden City, NY 11530, at 10:30 A.M., Eastern Time, on June 22, 2017 or at any adjournment(s) or postponement(s) thereof (the “2017 Annual Meeting”), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated May 1, 2017.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described 2017 Annual Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2017 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR a frequency of 3 years, FOR Proposal 5 and FOR Proposal 6.

(Continued and to be signed on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.